Exhibit 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT

AND JOINDER

Dated as of June 29, 2012

among

LINCARE HOLDINGS INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent,

FIFTH THIRD BANK,

TD BANK, N.A.

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Co-Syndication Agents,

RBS CITIZENS, NATIONAL ASSOCIAITON

as Documentation Agent

and

The Other Lenders Party Hereto

WELLS FARGO SECURITIES, LLC

FIFTH THIRD BANK

TD SECURITIES (USA) LLC

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Joint Bookrunners and Joint Lead Arrangers

FIRST AMENDMENT TO CREDIT AGREEMENT AND JOINDER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND JOINDER (this “Amendment”) dated as of June 29, 2012 to the Credit Agreement referenced below is by and among LINCARE HOLDINGS INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto, the Lenders identified on the signature pages hereto, BANK OF AMERICA, N.A., as the resigning Agent (in such capacity, the “Resigning Agent”) and WELLS FARGO BANK, N.A., as the successor Agent (in such capacity, “New Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain Lenders (the “Existing Lenders”) and the Resigning Agent are party to that certain Credit Agreement dated as of September 15, 2011 (the “Existing Credit Agreement”); and

WHEREAS, the Borrower has requested that all of the Existing Lenders approve certain amendments and modifications, including the addition of a $250 million single-draw credit facility, to the Existing Credit Agreement; and

WHEREAS, in connection with such amendments and modifications to the Existing Credit Agreement, the Resigning Agent has notified the Borrower and the Lenders that it intends to resign as Agent pursuant to Section 10.9 of the Existing Credit Agreement;

WHEREAS, in connection with such amendments and modifications to the Existing Credit Agreement, Bank of America, N.A. has notified the Borrower and the Lenders that it intends to resign as Swingline Lender (in such capacity, the “Resigning Swingline Lender”);

WHEREAS, in connection with such amendments and modifications to the Existing Credit Agreement, Bank of America, N.A. has notified the Borrower and the Lenders that it intends to resign as an Issuing Lender (in such capacity, the “Resigning Issuing Lender”);

WHEREAS, the Borrower has requested that the Existing Lenders and the Single-Draw Lenders, which collectively constitute all of the Lenders under the Amended Credit Agreement (as defined below) approve the appointment of the New Agent as the successor Agent under the Amended Credit Agreement; and

WHEREAS, the Existing Lenders have approved the amendments and modifications to the Existing Credit Agreement requested by the Borrower, and the Existing Lenders and the Single-Draw Lenders have approved the appointment of the New Agent as the successor Agent on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement (as defined below).

2. Single-Draw-Credit Facility.

(a) A new single-draw credit facility in an initial aggregate amount of $250 million is added to the Existing Credit Agreement pursuant to the terms and conditions contained in the Amended Credit Agreement.

(b) The Single-Draw Commitment of each Single-Draw Lender, immediately after giving effect to this Amendment, equals the amount set forth opposite such Lender’s name on Schedule 2.1(a) to the Amended Credit Agreement attached hereto in Appendix C.

3. Amendments to the Credit Agreement.

(a) The Existing Credit Agreement is hereby amended in its entirety to read in the form attached hereto as Appendix A to this Amendment (the “Amended Credit Agreement”). Except as specifically set forth herein, the amendment in its entirety of the Existing Credit Agreement shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the “Credit Party Obligations” under (and as defined in) the Existing Credit Agreement and the other Credit Documents (as defined in Existing Credit Agreement). All “Revolving Loans” and other “Credit Party Obligations” outstanding under (and as defined in) the Existing Credit Agreement immediately prior to the effectiveness of this Amendment shall continue to be outstanding as Revolving Committed Loans and Credit Party Obligations, respectively, under the Amended Credit Agreement upon the effectiveness of this Amendment, and the terms of the Amended Credit Agreement will govern the rights and obligations of the Credit Parties, the Lenders and the Agent with respect thereto.

(b) The exhibits to the Existing Credit Agreement are hereby amended in their entirety to read in the form attached hereto as Appendix B to this Amendment.

(c) The schedules to the Existing Credit Agreement are amended in their entirety to read in the form attached hereto as Appendix C to this Amendment.

4. Lender Joinder. By execution of this Amendment, each Person identified on the signature pages hereto as a “Single-Draw Lender”, in its capacity as such, hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Person will be deemed to be a party to the Amended Credit Agreement (to the extent not already a party thereto) and a “Single-Draw Lender” for all purposes of the Amended Credit Agreement, and shall have all of the obligations of a Single-Draw Lender thereunder as if it had executed the Amended Credit Agreement. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Single-Draw Lenders contained in the Amended Credit Agreement.

5. Appointment of Successor Agent. As of the effectiveness of this Amendment, (a) the Resigning Agent resigns as Agent under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement), (b) the Resigning Swingline Lender resigns as Swingline Lender under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement), (c) the Resigning Issuing Lender resigns as an Issuing Lender under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement), (d) in connection with the amendment of the Existing Credit Agreement, the New Agent is appointed by the Existing Lenders and the Single-Draw Lenders (constituting all of the Lenders under the Amended Credit Agreement) as the successor Agent under the Amended Credit Agreement and the other Credit Documents, (e) the New Agent accepts appointment as Agent under the Amended Credit Agreement and

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the other Credit Documents, (f) in connection with the amendment of the Existing Credit Agreement, Wells Fargo Bank, National Association is appointed by the Existing Lenders and the Single-Draw Lenders (constituting all of the Lenders under the Amended Credit Agreement) as the successor Swingline Lender under the Amended Credit Agreement and the other Credit Documents, (g) Wells Fargo Bank, National Association accepts the appointment as Swingline Lender under the Amended Credit Agreement and the other Credit Documents, (h) in connection with the amendment of the Existing Credit Agreement, Wells Fargo Bank, National Association is appointed by the Existing Lenders and the Single-Draw Lenders (constituting all of the Lenders under the Amended Credit Agreement) as an Issuing Lender under the Amended Credit Agreement and the other Credit Documents, (g) Wells Fargo Bank, National Association accepts the appointment as Issuing Lender under the Amended Credit Agreement and the other Credit Documents.

6. Conditions Precedent. The effectiveness of this Amendment and the obligation of the Single-Draw Lenders to make the Single-Draw Loan pursuant to Section 2.1(a)(ii) of the Amended Credit Agreement shall be subject to satisfaction of the following conditions:

(a) Executed Documents. Receipt by the New Agent of counterparts of this Amendment duly executed by the Credit Parties, each Existing Lender, each Single-Draw Lender, the Resigning Agent and the New Agent;

(b) Promissory Notes. Receipt of a Note by each Lender requesting a Note, if any, evidencing its Commitments under the Amended Credit Agreement;

(c) No Default. No Default or Event of Default shall exist and be continuing either immediately prior to or after giving effect to (i) this Amendment or (ii) the extension of the Single-Draw Loan;

(d) Representations and Warranties. The representations and warranties set forth in Credit Documents (including but not limited to Section 6 of the Amended Credit Agreement) shall be true and correct in all material respects as of such date other than those representations and warranties which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct to such extent in all respects as of such applicable date).

(e) Material Adverse Change. No event having a Material Adverse Effect shall have occurred since December 31, 2011;

(f) Fees and Other Payments. The Borrower shall have paid (i) to the New Agent, the Lenders and/or their affiliates, all fees and expenses due and payable pursuant to the First Amendment Fee Letters, (ii) to the New Agent, the initial payment of the annual administrative fee described in the Wells Fargo First Amendment Fee Letter, (iii) to the New Agent, for the account of each Existing Lender signing this Amendment, an amendment fee equal to .075% of the commitment of each such Existing Lender under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment, (iv) to the Resigning Agent, all fees and expenses due and payable thereto in its capacity as Agent prior to the consummation of the transactions contemplated hereby, and (v) to the New Agent, all other interest and fees accrued immediately prior to the effectiveness of this Amendment;

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(g) Consents. Receipt by the New Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the financings and other transactions contemplated by the Amended Credit Agreement and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on such transactions or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the New Agent could reasonably be likely to have such effect;

(h) Opinions. The New Agent shall have received an opinion, or opinions of counsel, addressed to each of the Lenders and Issuing Lenders, in form and substance satisfactory to the New Agent dated as of the Closing Date from counsel to the Credit Parties;

(i) Corporate Documents; Certificates. The New Agent shall have received a “bring-down” certification of the organizational documents and other certificates that were delivered in connection with the initial closing of the Credit Agreement, together with such resolutions of the board of directors or other similar governing body of each Credit Party as the Lenders may reasonably require;

(j) Good Standings. To the extent requested by the New Agent, copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of its state or other jurisdiction of incorporation or organization;

(k) Pledge of Stock. The New Agent shall have received all stock certificates evidencing the Capital Stock pledged to the New Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto (including any such stock certificates and/or stock powers delivered to the Resigning Agent prior to the date hereof), or arrangements satisfactory to the New Agent for the delivery thereof shall have been made;

(l) Uniform Commercial Code Filings. The New Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including without limitation the filing of all duly completed UCC-1 financing statements or UCC-3 financing statement amendments) necessary to perfect the security interest in the capital stock pledged to the New Agent shall have been completed, or arrangements satisfactory to the New Agent for the completion thereof shall have been made;

(m) Lien Searches. The New Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names any Credit Party holding Capital Stock being pledged to the New Agent pursuant to the Pledge Agreement as debtor in the applicable jurisdiction of incorporation or organization of each such entity, and the results thereof shall be reasonably satisfactory to the New Agent;

(n) Financial Projections. The New Agent shall have received a certificate executed by a financial officer of the Borrower, in form and substance reasonably satisfactory to the New Agent, as to the financial projections delivered in connection with the Amended Credit Agreement having been prepared in good faith and reasonably based on assumptions that, to the knowledge of such financial officer, were reasonable at the time of such delivery and without any representation or warranty that such financial projections will in fact be achieved; and

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(o) Account Designation Letter; Disbursement of Proceeds. The New Agent shall have received an account designation letter, in form and substance reasonably satisfactory to the New Agent, designating one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loan under the Amended Credit Agreement, and written instructions from the Borrower, including wire transfer information, directing the payment of the proceeds of the Single-Draw Loan on the Amendment Closing Date.

7. Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Amended Credit Agreement and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Amended Credit Agreement and the other Credit Documents) shall be deemed to include this Amendment.

8. Reaffirmation of Representations and Warranties. Each Credit Party represents and warrants as of the effective date of this Amendment that (i) each of the representations and warranties set forth in the Credit Documents is true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects to such extent) as of such date, other than those representations and warranties which expressly relate to an earlier date, in which case, they were true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects to such extent) as of such earlier date, and (ii) both before and immediately following the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing

9. Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations, including, but not limited to, all guaranty obligations, under the Credit Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

10. Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents.

11. No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

12. Expenses. The Borrower agrees to pay all reasonable out of pocket costs and expenses incurred by each of the Resigning Agent and the New Agent in connection with this Amendment and the transactions contemplated hereby including the reasonable fees and out-of-pocket disbursements of counsel to each of the Resigning Agent and to the New Agent.

13. Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile or other electronic imaging means by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

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14. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	LINCARE HOLDINGS INC.,
a Delaware corporation

By:
	Name:	Paul G. Gabos
	Title:	Secretary

GUARANTORS:	LINCARE INC.,
a Delaware corporation

LINCARE PROCUREMENT INC.,
a Delaware corporation

LINCARE OF NEW YORK, INC.,
a New York corporation

LINCARE PHARMACY SERVICES INC.,
a Delaware corporation

LINCARE LICENSING INC.,
a Delaware corporation

CONVACARE SERVICES, INC.,
an Indiana corporation

MED 4 HOME INC.,
a Delaware corporation

ALPHA RESPIRATORY INC.,
a Delaware corporation

HEALTH CARE SOLUTIONS AT HOME INC.,
a Delaware corporation

HOME-CARE EQUIPMENT NETWORK INC.,
a Delaware corporation

GAMMA ACQUISITION INC.,
a Delaware corporation

LINCARE OF CANADA ACQUISITIONS, INC.,
a Delaware corporation

By:
	Name:	Paul G. Gabos
	Title:	Secretary

PULMOREHAB LLC,
a Delaware limited liability company

LINCARE EQUIPMENT LLC, a Delaware limited liability company

LINCARE LEASING LLC, a Delaware limited liability company

LINCARE PULMONARY REHAB MANAGEMENT, LLC, a Delaware limited liability company

ACRO PHARMACEUTICAL SERVICES LLC, a Pennsylvania limited liability company

COMMUNITY PHARMACY SERVICES, LLC, a Delaware limited liability company

CARING RESPONDERS LLC, a Delaware limited liability company

OPTIGEN, INC., a Florida corporation

LINCARE ONLINE LLC, a Delaware limited liability company

COMPLETE INFUSION SERVICES, LLC, a Michigan limited liability company

MDINR, LLC, a Delaware limited liability company

By:
Name:	Paul G. Gabos
Title:	Secretary

MEDIMATICS LLC,
a Delaware limited liability company

OCT PHARMACY, L.L.C., a Michigan limited liability company

MMOC, LLC, a Michigan limited liability company

W&F HIGH TECH SYSTEMS, LLC, a Michigan limited liability company

MRB ACQUISITION CORP., a Florida corporation

By:
Name:	Paul G. Gabos
Title:	Secretary

LINCARE PULMONARY REHAB SERVICES OF FLORIDA, P.L., a Florida professional limited company

By: LINCARE PULMONARY REHAB MANAGEMENT, LLC,
its Manager

By:
Name:	Paul G. Gabos
Title:	Secretary

LINCARE PULMONARY REHAB SERVICES OF MISSOURI, LLC, a Missouri limited liability company

By: LINCARE INC.,
its Sole Member

By:
Name:	Paul G. Gabos
Title:	Secretary

HEALTHLINK MEDICAL EQUIPMENT, L.L.C.,
a Michigan limited liability company

By: HEALTH CARE SOLUTIONS AT HOME INC.,
its Sole Member

By:
Name:	Paul G. Gabos
Title:	Secretary

HCS LANCASTER, LLC, a Delaware limited liability company

By: HEALTH CARE SOLUTIONS AT HOME INC.,
its Sole Member

By:
Name:	Paul G. Gabos
Title:	Secretary

VALLEY MEDICAL CORPORATION, an Ohio corporation

SLEEPCAIR, INC., a Kansas corporation

SPECTRUM MEDICAL EQUIPMENT, INC., a Kansas corporation

CPAP SUPPLY USA, LLC, a Delaware limited liability company

LINCARE PULMONARY REHAB SERVICES OF OHIO, LLC, an Ohio limited liability company

By:
Name:	Paul G. Gabos
Title:	Secretary

NEW AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as the New Agent

By:
	Name:	Scott Santa Cruz
	Title:	Managing Director

RETIRING AGENT:	BANK OF AMERICA, N.A., as the Resigning Agent

By:
	Name:	Kevin L. Ahart
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as an Existing Lender, Resigning Swingline Lender and Resigning Issuing Lender

By:
	Name:	Zubin R. Shroff
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Existing Lender, a Single-Draw Lender, Swingline Lender and as an Issuing Lender

By:
	Name:	Scott Santa Cruz
	Title:	Managing Director

FIFTH THIRD BANK, as an Existing Lender and a Single-Draw Lender

By:
	Name:	Michelle J. Bahner
	Title:	Vice President

TD BANK, N.A., as an Existing Lender and a Single-Draw Lender

By:
Name:	Craig Welch
Title:	SVP

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as an Existing Lender, a Single-Draw Lender and as an Issuing Lender

By:
Name:	David Christiansen
Title:	Director

By:
Name:	John Bosco
Title:	Vice President

RBS CITIZENS, NATIONAL ASSOIATION, as an Existing Lender and a Single-Draw Lender

By:
Name:	Stephen F. O’Sullivan
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as an Existing Lender and a Single-Draw Lender

By:
Name:	Joseph M. Schnorr
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as an Existing Lender and a Single-Draw Lender

By:
Name:	Ralph Swanson
Title:	Senior Vice President

SOVEREIGN BANK, N.A., as a Single-Draw Lender

By:
Name:	William R. Rogers
Title:	Senior Vice President

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as a Single-Draw Lender

By:
Name:	Priscilla Hsing
Title:	VP & DGM

BANK OF TAIWAN, NEW YORK BRANCH, as a Single-Draw Lender

By:
Name:	Kevin H. Hsieh
Title:	VP & General Manager

BARCLAYS BANK PLC, as a Single-Draw Lender

By:
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

CHANG HWA COMMERCIAL BANK, LTD. NEW YORK BRANCH, as a Single-Draw Lender

By:
Name:	Eric Y.S. Tsai
Title:	V.P. & General Manager

E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH as a Single-Draw Lender

By:
Name:	Edward Chen
Title:	VP & GM

FIRST COMMERCIAL BANK NEW YORK BRANCH as a Single-Draw Lender

By:
Name:	Jason Lee
Title:	General Manager

HUA NAN COMMERCIAL BANK, LTD. NEW YORK AGENCY, as a Single-Draw Lender

By:
Name:	Henry Hsien
Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, as an Existing Lender

By:
Name:	Clifford A. Mull
Title:	First Vice President

Appendix A to First Amendment

Amended Credit Agreement

Appendix A

to First Amendment

CUSIP No.: 53279FAA7

Revolving Committed Loans CUSIP No.: 53279FAB5

Single-Draw Loan CUSIP No.: 53279FAC3

CREDIT AGREEMENT

Dated as of September 15, 2011

(as amended by that certain First Amendment dated as of June 29, 2012)

among

LINCARE HOLDINGS INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Agent

and

FIFTH THIRD BANK,

TD BANK, N.A.

and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Co-Syndication Agents for the First Amendment

and

RBS CITIZENS, NATIONAL ASSOCIATION,

as Documentation Agent for the First Amendment

First Amendment arranged by:

WELLS FARGO SECURITIES, LLC,

FIFTH THIRD BANK, TD SECURITIES (USA) LLC,

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Computation of Time Periods	27
1.3	Accounting Terms	27
1.4	Letter of Credit Amounts	28

SECTION 2 CREDIT FACILITIES		28
2.1	Loans	28
2.2	Letter of Credit Subfacility	31
2.3	Swingline Loans	35
2.4	Incremental Term Loans	37

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES		39
3.1	Default Rate	39
3.2	Extension and Conversion	39
3.3	Prepayments	40
3.4	Termination and Reduction of Commitments	41
3.5	Fees	41
3.6	Capital Adequacy	43
3.7	Limitation on Eurodollar Loans	43
3.8	Illegality	43
3.9	Requirements of Law	44
3.10	Treatment of Affected Loans	45
3.11	Taxes	45
3.12	Compensation	48
3.13	Pro Rata Treatment	48
3.14	Sharing of Payments	49
3.15	Payments, Computations, Etc.	50
3.16	Evidence of Debt	51
3.17	Replacement of Affected Lenders	52
3.18	Cash Collateral	52
3.19	Defaulting Lenders	53

SECTION 4 GUARANTY		55
4.1	The Guaranty	55
4.2	Obligations Unconditional	55
4.3	Reinstatement	57
4.4	Certain Additional Waivers	57
4.5	Remedies	57
4.6	Rights of Contribution	57
4.7	Continuing Guarantee	58
4.8	Limitation of Liability	58

SECTION 5 CONDITIONS		59
5.1	[Reserved]	59
5.2	Conditions to all Extensions of Credit	59

SECTION 6 REPRESENTATIONS AND WARRANTIES		60
6.1	Financial Condition	60
6.2	No Material Change	60
6.3	Organization and Good Standing	61

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6.4	Power; Authorization; Enforceable Obligations	61
6.5	No Conflicts	61
6.6	No Default	61
6.7	Ownership	62
6.8	Indebtedness	62
6.9	Litigation	62
6.10	Taxes	62
6.11	Compliance with Law	62
6.12	ERISA	63
6.13	Subsidiaries	63
6.14	Governmental Regulations, Etc.	64
6.15	Purpose of Loans and Letters of Credit	64
6.16	Environmental Matters	64
6.17	Intellectual Property	65
6.18	Solvency	65
6.19	Investments	65
6.20	Disclosure	66
6.21	No Unusual Restrictions	66
6.22	Reimbursement from Third Party Payors	66
6.23	Fraud and Abuse	66
6.24	Licensing and Accreditation	67

SECTION 7 AFFIRMATIVE COVENANTS		67
7.1	Information Covenants	67
7.2	Preservation of Existence and Franchises	70
7.3	Books and Records	70
7.4	Compliance with Law	70
7.5	Payment of Taxes	70
7.6	Insurance	71
7.7	Maintenance of Property	71
7.8	[Reserved]	71
7.9	Use of Proceeds	71
7.10	Audits/Inspections	71
7.11	Financial Covenants	71
7.12	Additional Guarantors and Pledged Stock	71

SECTION 8 NEGATIVE COVENANTS		72
8.1	Indebtedness	72
8.2	Liens	73
8.3	Nature of Business	74
8.4	Consolidation, Merger, Dissolution, etc.	74
8.5	Asset Dispositions	74
8.6	Investments	75
8.7	Restricted Payments	75
8.8	Prepayments of Indebtedness, etc.	75
8.9	Transactions with Affiliates	75
8.10	Fiscal Year; Organizational Documents	76
8.11	Limitation on Restricted Actions	76
8.12	Ownership of Subsidiaries; Limitations on Borrower	76
8.13	Sale Leasebacks	76

SECTION 9 EVENTS OF DEFAULT		77
9.1	Events of Default	77
9.2	Acceleration; Remedies	79

SECTION 10 AGENCY PROVISIONS		80
10.1	Appointment and Authorization of Agent	80
10.2	Delegation of Duties	80
10.3	Liability of Agent	80
10.4	Reliance by Agent	81
10.5	Notice of Default	81
10.6	Credit Decision; Disclosure of Information by Agent	82
10.7	Indemnification of Agent	82
10.8	Agent in its Individual Capacity	82
10.9	Successor Agent	83
10.10	Agent May File Proofs of Claim	83
10.11	Collateral and Guaranty Matters	84
10.12	No Other Duties; Etc.	84

SECTION 11 MISCELLANEOUS		85
11.1	Notices	85
11.2	Right of Set-Off; Adjustments	86
11.3	Successors and Assigns	87
11.4	No Waiver; Remedies Cumulative	91
11.5	Expenses; Indemnification	91
11.6	Amendments, Waivers and Consents	93
11.7	Counterparts	94
11.8	Headings	94
11.9	Survival	94
11.10	Governing Law; Submission to Jurisdiction; Venue	95
11.11	Severability	95
11.12	Entirety	95
11.13	Binding Effect; Termination	95
11.14	Conflict	96
11.15	Confidentiality	96
11.16	No Advisory or Fiduciary Responsibility	97
11.17	USA PATRIOT Act Notice	97

SCHEDULES

Schedule 1.1(a)	Investments
Schedule 1.1(b)	Liens
Schedule 2.1(a)	Commitment Percentages as of the First Amendment Effective Date
Schedule 6.13	Subsidiaries
Schedule 8.1	Indebtedness

EXHIBITS

Exhibit 2.1(b)(i)	Form of Notice of Borrowing
Exhibit 2.1(e)	Form of Notes
Exhibit 2.3	Form of Notice of Swingline Borrowing
Exhibit 3.2	Form of Notice of Extension/Conversion
Exhibit 7.1(c)	Form of Officer’s Compliance Certificate
Exhibit 7.12	Form of Joinder Agreement
Exhibit 11.3	Form of Assignment and Assumption

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of September 15, 2011, as amended by the First Amendment (defined below), dated as of June 29, 2012 (as otherwise amended, modified, restated or supplemented from time to time, the “Credit Agreement”), is by and among LINCARE HOLDINGS INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower from time to time party hereto as “Guarantors”, the Lenders (as defined herein) from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower and each of its Subsidiaries are party to that certain Credit Agreement, dated as of December 1, 2006, as amended from time to time thereafter (as amended, the “Existing Credit Agreement”), among the Borrower, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as the agent for such lenders;

WHEREAS, the Borrower and the Guarantors have requested, and the Lenders have agreed to provide, the requested $450,000,000 five-year revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth, which will be used in part to repay all amounts outstanding under the Existing Credit Agreement; and

WHEREAS, in connection with the First Amendment, the Borrower and the Guarantors have requested, and the Lenders have agreed, to amend this Credit Agreement to, among other things, provide a $250,000,000 five-year single-draw credit facility and appoint Wells Fargo Bank, National Association as successor Agent to Bank of America, N.A, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1	Definitions.

As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“2007 Series A Convertible Note Indenture” means that certain Convertible Senior Note Indenture by and between the Borrower and U.S. Bank Trust National Association, as Trustee with respect to the 2007 Series A Convertible Notes.

“2007 Series A Convertible Notes” means the Borrower’s Series A Convertible Senior Debentures due 2037 (each as amended, modified, extended, renewed or restated from time to time) issued under the 2007 Series A Convertible Note Indenture.

“2007 Series B Convertible Note Indenture” means that certain Convertible Senior Note Indenture by and between the Borrower and U.S. Bank Trust National Association, as Trustee with respect to the 2007 Series B Convertible Notes.

“2007 Series B Convertible Notes” means the Borrower’s Series B Convertible Senior Debentures due 2037 (each as amended, modified, extended, renewed or restated from time to time) issued under the 2007 Series B Convertible Note Indenture.

“Account Designation Letter” means a letter from the Borrower to the Agent, duly completed and signed by the Borrower and in form and substance reasonably satisfactory to the Agent, listing one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans hereunder.

“Acquisition”, by any Person, means the acquisition by such Person of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person.

“Adjusted Base Rate” means the Base Rate plus the Applicable Percentage.

“Adjusted Eurodollar Rate” means the Eurodollar Rate plus the Applicable Percentage.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means Wells Fargo (as successor in interest to Bank of America, N.A.) in its capacity as agent for the Lenders, together with any permitted successor in such capacity.

“Agent-Related Persons” means the Agent (including any successor agent), together with its Affiliates (including, in the case of Wells Fargo in its capacity as the Agent), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Applicable Lending Office” means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

“Applicable Maturity Date” means (i) with respect to the Revolving Committed Loans, the Swingline Loans and Letters of Credit, the Revolver Maturity Date and (ii) with respect to the Single-Draw Loan, the Single-Draw Maturity Date.

“Applicable Percentage” means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Commitment Fee for any day for purposes of Section 3.5(b) and the applicable rate of the Letter of Credit Fee for any day for purposes of Section 3.5(c)(i), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as set forth below:

Applicable Percentages
		Revolving Committed Loans		Single-Draw Loan
Pricing Level	Leverage Ratio	Eurodollar Loans	Base Rate Loans	Eurodollar Loans	Base Rate Loans	Letter of Credit Fee	Commitment Fee
I	< 1.00	1.125%	0.125%	1.25%	0.25%	1.125%	0.175%
II	<2.00 but > 1.0	1.375%	0.375%	1.50%	0.50%	1.375%	0.20%
III	< 2.50 but > 2.00	1.50%	0.50%	1.625%	0.625%	1.50%	0.25%
IV	> 2.50	1.625%	0.625%	1.75%	0.75%	1.625%	0.275%

The Applicable Percentages shall be determined and adjusted quarterly on the date (each a “Calculation Date”) five Business Days after the date by which the Borrower is required to provide the officer’s certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages for the Single-Draw Loan following the First Amendment Effective Date shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on June 30, 2012, on and after which time the Pricing Level for the Single-Draw Loan shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Borrower fails to provide the officer’s certificate as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level IV until such time as an appropriate officer’s certificate is provided, whereupon the Applicable Percentages shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means any disposition, other than pursuant to an Excluded Asset Disposition, of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.3(b)), and accepted by the Agent, in substantially the form of Exhibit 11.3 or any other form approved by the Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.

“Bank of America Fee Letter” means that certain letter agreement, dated as of August 16, 2011, among the Agent, Merrill Lynch Pierce Fenner & Smith Incorporated and the Borrower, as amended, modified, restated or supplemented from time to time.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Base Rate” means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.50%), (b) a daily rate equal to the Prime Rate for such day and (c) the Eurodollar Rate plus 1.0%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Borrower” means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

“Calculation Date” shall have the meaning assigned to such term in the definition of “Applicable Percentage” set forth in this Section 1.1.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Lenders or the Swingline Lender (as applicable) and the Lenders, as collateral for LOC Obligations, Credit Party Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lenders or the Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Agent and (b) the applicable Issuing Lenders or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) obligations of any U.S. state or a division, public instrumentality or taxing authority thereof for which sufficient obligations of the United States have been irrevocably deposited with such Person to support the payment in full of principal and interest thereon, (e) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (e) and (g) auction rate securities rated AA (or the equivalent thereof) or better by S&P or Aa2 (or the equivalent thereof) or better by Moody’s and with reset periods not to exceed 49 days between auctions.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert (other than Persons owning 30% or more of the Voting Stock of the Borrower on the Initial Closing Date) shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower, (ii) any Person or two or more Persons acting in concert (other than Persons owning 30% or more of the Voting Stock of the Borrower on the Initial Closing Date) has the ability directly or indirectly, to elect a majority of the board of directors of the Borrower, (iii) during any period of up to 12 consecutive months, commencing on the Initial Closing Date, individuals (or their designees or other individuals appointed by the same designating party) who at the beginning of such 12 month period were directors of the Borrower (together with any new directors whose election to the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Borrower, or (iv) the occurrence of (x) a “Change of Control” (or any comparable term) under, and as defined by any convertible debenture indenture (including, without limitation, the Convertible Note Indenture, the Convertible Notes or any other documents evidencing the Convertible Notes), which, in accordance with the terms of such indenture, gives the convertible debentureholders (the “Bond Holders”) the right to require the Borrower to repurchase or prepay the convertible debentures (the “Debentures”) held by such Person and (y) thereafter the Borrower actually pays in cash any portion of the required purchase price for the Debentures.

“CIA” means the Corporate Integrity Agreement between the OIG and Lincare Holdings Inc. and Lincare Inc., dated May 15, 2006.

“Class” has the meaning assigned to such term in Section 2.1(a)(iii).

“CMS” means the Centers for Medicare and Medicaid Services of HHS and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. Except as otherwise provided herein, references to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Pledge Agreement and other security documents as may be executed and delivered by the Credit Parties pursuant to the terms of Section 7.12.

“Commitment” means (i) with respect to each Lender, (A) the Revolving Commitment of such Lender, and (B) the Single-Draw Commitment of such Lender, (ii) with respect to each Issuing Lender, the LOC Commitment, and (iii) with respect to the Swingline Lender, the Swingline Commitment.

“Commitment Fee” has the meaning assigned to such term in Section 3.5(b).

“Consolidated EBITDA” means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense and (D) other extraordinary non-recurring, non-cash charges, all as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, net income (excluding extraordinary items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

“Consolidated Net Worth” means, as of any date, shareholders’ equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

“Consolidated Parties” means a collective reference to the Borrower and its Subsidiaries, and “Consolidated Party” means any one of them.

“Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to Section 3.2 or Sections 3.7 through 3.9, inclusive, of a Eurodollar Loan from one Interest Period to the next Interest Period.

“Contract Provider” means any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract with any Consolidated Party.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan or of a Eurodollar Loan into a Base Rate Loan.

“Convertible Notes” means the 2007 Series A Convertible Notes and the 2007 Series B Convertible Notes.

“Convertible Note Indenture” means the 2007 Series A Convertible Note Indenture and the 2007 Series B Convertible Note Indenture.

“Credit Agreement” shall have the meaning assigned to such term in the heading hereof.

“Credit Agricole CIB Fee Letter” means that certain letter agreement, dated as of August 16, 2011, among Credit Agricole Corporate and Investment Bank and the Borrower, as amended, modified, restated or supplemented from time to time.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, if any, the LOC Documents, each Joinder Agreement, the Fee Letters, the Pledge Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Credit Document” means any one of them.

“Credit Parties” means a collective reference to the Borrower and the Guarantors, and “Credit Party” means any one of them.

“Credit Party Obligations” means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Swingline Lender and each Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, if any, the Pledge Agreement or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement or any Equity Swap Agreement.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means (a) when used with respect to Credit Party Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Percentage, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Percentage) otherwise applicable to such Eurodollar Loan plus 2% per annum, in each case to the fullest extent permitted by applicable laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Percentage plus 2% per annum.

“Defaulting Lender” means, subject to Section 3.19(b), any Lender that, as reasonably determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, unless, in the case of any Loan, such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any applicable bankruptcy, insolvency or other similar law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.3(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.3(b)(iii)).

“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Issuance” means any issuance by any Consolidated Party to any Person (other than a Credit Party) of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term “Equity Issuance” shall not include any Asset Disposition.

“Equity Swap Agreements” means any agreement entered into by the Borrower in order to manage existing or anticipated risk associated with the repurchase by the Borrower of shares of its Capital Stock at a predetermined purchase price.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

“ERISA Event” means (i) with respect to any Plan, the occurrence of a Reportable Event with respect to which the Department of Labor has not waived the reporting requirement or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan that could reasonably be expected to cause a Material Adverse Effect; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“Eurodollar Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Eurodollar Rate” means:

(a) for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in

Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

“Event of Default” means such term as defined in Section 9.1.

“Excluded Asset Disposition” means, with respect to any Consolidated Party, (i) the sale of inventory in the ordinary course of such Consolidated Party’s business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party’s business, (iii) any Equity Issuance by such Consolidated Party, (iv) any disposition on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Consolidated Parties and (v) any sale, lease, transfer or other disposition of Property by such Consolidated Party to any other Consolidated Party.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document) (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Officer” of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letters” means, collectively, the Bank of America Fee Letter, the Credit Agricole CIB Fee Letter, the WFS Fee Letter and the First Amendment Fee Letters.

“Fees” means all fees payable pursuant to Section 3.5.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as reasonably determined by the Agent.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date by and among the Borrower, the Guarantors, Wells Fargo as successor Agent, Bank of America, N.A., as resigning Agent and the Lenders identified therein.

“First Amendment Effective Date” means June 29, 2012.

“First Amendment Fee Letters” means, collectively, (i) the Wells Fargo First Amendment Fee Letter, (ii) that certain letter agreement dated as of June 1, 2012 between the Borrower and Fifth Third Bank, as amended, modified, restated or supplemented from time to time, (iii) that certain letter agreement dated as of June 1, 2012 between the Borrower and TD Bank, N.A., as amended, modified, restated or supplemented from time to time, and (iv) that certain letter agreement dated as of June 1, 2012 between the Borrower and Credit Agricole Corporate and Investment Bank, as amended, modified, restated or supplemented from time to time,.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not incorporated or organized under the laws of any state of the United States or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LOC Obligations other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) all Indebtedness of another Person of the type referred to in clause (a)-(h) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (j) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clauses (a)-(h) above of another Person and (k) Indebtedness of the type referred to in clauses (a)-(h) or (j) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantors” means each of the Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto and each Person which may execute a Joinder Agreement pursuant to Section 7.12 after the Initial Closing Date, together with their successors and assigns, and “Guarantor” means any one of them.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreement” means any interest rate protection agreement, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing

“HHS” means the United States Department of Health and Human Services and any successor thereto.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor thereto, and any and all rules or regulations promulgated from time to time.

“HITECH Act” means the Health Information Technology for Economic and Clinical Health Act, Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009 (ARRA), Pub. L. 111-5, Feb. 17, 2009, and regulations promulgated pursuant thereto.

“Incremental Facility Commitment” means a commitment to the Incremental Single-Draw Facility.

“Incremental Single-Draw Loan” has the meaning specified in Section 2.4(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements and under Equity Swap Agreements, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (n) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP.

“Indemnified Taxes” means any Taxes other than Excluded Taxes.

“Initial Closing Date” means September 15, 2011.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” means (a) as to Base Rate Loans (including Swingline Loans), the last Business Day of each March, June, September and December and the Applicable Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Applicable Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter; provided that in the case of clause (a) above, the first Interest Payment Date after the First Amendment Effective Date shall be September 30, 2012.

“Interest Period” means, as to Eurodollar Loans, a period of one, two, three or six months’ duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Applicable Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

“Interim Financial Statements” means unaudited condensed consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ending March 31, 2012, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Investment” means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person, (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Capital Stock as of the date of such contribution or payment, less the amount of all repayments and returns of principal or capital thereon to the extent paid in cash or Cash Equivalents. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

“Issuer Document” means with respect to any Letter of Credit, the Letter of Credit request and any other document, agreement and instrument entered into by an Issuing Lender and the Borrower (or any Subsidiary) or in favor of an Issuing Lender and relating to any such Letter of Credit.

“Issuing Lender” means (i) Wells Fargo and/or (ii) Credit Agricole Corporate and Investment Bank, with each of their respective successors in such capacity.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.

“Joint Lead Arranger” means, Wells Fargo Securities, LLC, Fifth Third Bank, TD Securities (USA) LLC and Credit Agricole Corporate and Investment Bank, each in its capacity as a Joint Lead Arranger for the First Amendment.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means any of the Persons identified as a “Lender” on the signature pages hereto and/or the First Amendment, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

“Letter of Credit” means a standby letter of credit issued by an Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2, as such letter of credit may be amended, modified, extended, renewed or replaced.

“Letter of Credit Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LOC Borrowing in accordance with its Revolving Commitment Percentage.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolver Maturity Date then in effect.

“Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5(c)(i).

“Leverage Ratio” means, as of the end of each fiscal quarter of the Consolidated Parties for the twelve month period ending on such date, the ratio of (a) Funded Indebtedness of the Consolidated Parties on the last day of such period to (b) Consolidated EBITDA for such period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Lincare Canada” means Lincare of Canada Acquisitions Inc., a Delaware corporation.

“Loan” means an extension of credit by a Lender to the Borrower under Section 2 in the form of a Revolving Committed Loan, a Single-Draw Loan or a Swingline Loan.

“LOC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Committed Loan.

“LOC Commitment” means the commitment of each Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

“LOC Committed Amount” shall have the meaning assigned to such term in Section 2.2.

“LOC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“LOC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LOC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Material Adverse Effect” means a material adverse effect on (i) the business condition (financial or otherwise), operating results, liabilities or assets of the Consolidated Parties taken as a whole, (ii) the ability of the Credit Parties as a whole to perform any material obligations under the Credit Documents or (iii) the material rights and remedies of the Agent and the Lenders under the Credit Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Medicaid” means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services and/or items for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

“Medical Reimbursement Program” shall have the meaning assigned to such term in Section 6.11.

“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicare Provider Agreement” means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide services and/or items for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, HHS, CMS, the OIG, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than a Consolidated Party or any ERISA Affiliate are contributing sponsors.

“Note” shall have the meaning assigned to such term in Section 2.1(e).

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

“Notice of Swingline Borrowing” means a written notice of a Swingline Loan borrowing in substantially the form of Exhibit 2.3, as required by Section 2.3.

“OIG” means the Office of Inspector General of HHS and any successor thereto.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Taxes” shall have the meaning assigned to such term in Section 3.11.

“Outstanding Amount” means (a) with respect to any Revolving Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Revolving Committed Loans occurring on such date; and (b) with respect to any LOC Obligations on any date, the amount of such LOC Obligations on such date after giving effect to any LOC Credit Extension occurring on such date and any other changes in the aggregate amount of the LOC Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participation Interest” means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swingline Loans as provided in Section 2.3 or in any Loans as provided in Section 3.14.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary of the Borrower for the fair market value of the Capital Stock or Property acquired, provided that (i) the Capital Stock or Property acquired in such Acquisition relates to a line of business similar to the business of the Borrower or any of its Subsidiaries, (ii) in the case of an Acquisition of Capital Stock of another Person, (A) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (B) such Person shall become a Wholly-Owned Subsidiary of the Borrower, (iii) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (iv) no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto), (v) if the aggregate consideration for such Acquisition exceeds $100,000,000 (including cash and non-cash consideration and any assumption of Indebtedness), the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the Acquisition on a Pro Forma Basis, the Borrower will be in compliance with all of the financial covenants set forth in Section 7.11 and (vi) if the Leverage Ratio immediately prior to or after giving effect to such Acquisition on a Pro Forma Basis exceeds 2.0 to 1.0, then the aggregate consideration for all Acquisitions occurring after the Initial Closing Date shall not exceed the greater of (A) $850,000,000 or (B) the aggregate amount of all permitted Acquisitions consummated prior to such date.

“Permitted Investments” means Investments which are:

(i) cash and Cash Equivalents;

(ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business);

(iv) Investments existing as of the Initial Closing Date and set forth in Schedule 1.1(a);

(v) advances or loans to officers, employees, agents, customers or suppliers that do not exceed $5,000,000 in the aggregate at any one time outstanding for all of the Consolidated Parties;

(vi) advances or loans to non-officer, non-employee directors that do not exceed $1,000,000 in the aggregate at any one time outstanding for all of the Consolidated Parties;

(vii) Investments in any Credit Party;

(viii) Permitted Acquisitions;

(ix) advances in respect of repurchases by the Borrower of its Capital Stock following the Initial Closing Date to the extent permitted by Section 8.7(c);

(x) Investments in Foreign Subsidiaries not to exceed $50,000,000 in the aggregate at any one time outstanding; and

(xi) additional Investments not included within the foregoing clauses hereof; provided that the aggregate outstanding amount of all Investments made pursuant to this clause (xi) shall not at any time exceed an amount equal to 15% of Consolidated Net Worth as of the end of the most recently completed fiscal year of the Borrower with respect to which the Agent shall have received the Required Financial Information.

“Permitted Liens” means:

(i) Liens in favor of the Agent, for the benefit of the Lenders, to secure the Credit Party Obligations;

(ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(vii) Liens on Property securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) to the extent permitted under Section 8.1(c), provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and other Property related thereto, any (ii) such Liens attach to such Property concurrently with or within 90 days after the acquisition thereof;

(viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

(ix) any interest of title of a lessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

(x) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(xi) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(xii) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(xiii) Liens existing as of the Initial Closing Date and set forth on Schedule 1.1(b); provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Initial Closing Date;

(xiv) Liens on Property in an aggregate amount not to exceed $15,000,000 securing obligations of the Borrower under Equity Swap Agreements permitted under Section 8.1(f); and

(xv) additional Liens not otherwise permitted by the foregoing clauses hereof; provided that such additional Liens permitted by this clause (xv) do not secure Indebtedness of more than $40,000,000.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Initial Closing Date among the Borrower, the Guarantors from time to time party thereto and Bank of America, N.A., as agent for the lenders.

“Pledged Collateral” shall have the meaning assigned to such term in the Pledge Agreement.

“Prime Rate” means the per annum rate of interest established from time to time by Wells Fargo as its prime rate, which rate may not be the lowest rate of interest charged by Wells Fargo to its customers.

“Pro Forma Basis” means, for purposes of calculating compliance with each of the financial covenants set forth in Section 7.11(a) and (b) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the information required pursuant to Section 7.1. In connection with any calculation of the financial covenants set forth in Section 7.11(a) and (b) upon giving effect to a transaction on a Pro Forma Basis, (a) any Indebtedness incurred by the Borrower in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (b) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included to the extent relating to the relevant period.

“Pro Forma Compliance Certificate” means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in this Section 1.1, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Leverage Ratio and the Interest Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Recipient” means the Agent, any Lender and any Issuing Lender.

“Register” shall have the meaning given such term in Section 11.3(c).

“Regulation U or X” means Regulation U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Required Financial Information” means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (i) the sum of the Commitments (and Participation Interests therein) and the outstanding principal amount of the Single-Draw Loan, or (ii) if all Commitments have been terminated, the outstanding Loans (excluding Swingline Loans) and Participation Interests (including the Participation Interests of each Issuing Lender in any Letters of Credit and the Participation Interests of the Swingline Lender in any Swingline Loans), provided that the Commitments of and the outstanding principal amount of Loans and Participation Interests owing to a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders. In addition to the foregoing, “Required Lenders” shall further require the vote of at least three (3) of the Lenders party hereto.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (it being understood that the term “Restricted Payment” shall not include (x) the repayment or redemption of the Convertible Notes at any time prior to the conversion of such Convertible Notes to Capital Stock of the Borrower or (y) any payment made in connection with the conversion of the Convertible Notes).

“Revolver Maturity Date” means September 15, 2016.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to the amount set forth opposite such Lender’s name on Schedule 2.1(a), (i) to make Revolving Committed Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c), and (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.3(b).

“Revolving Commitment Percentage” means, for any Revolving Lender at any time, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3

“Revolving Committed Amount” means FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000), as such amount may be reduced from time to time as provided in Section 3.4.

“Revolving Committed Loans” has the meaning assigned to such term in Section 2.1(a)(i), but in any event shall include any portion of any Revolving Committed Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan.

“Revolving Lender” means a Lender that has a Revolving Commitment.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Single-Draw Commitment” means, as to each Lender, its obligation to make its portion of the Single-Draw Loan to the Borrower pursuant to Section 2.01(a)(ii), in the principal amount set forth opposite such Lender’s name on Schedule 2.1(a). The aggregate principal amount of the Single-Draw Loan Commitments of all of the Lenders as in effect on the First Amendment Date is two-hundred-fifty million dollars ($250,000,000).

“Single-Draw Commitment Percentage” means, for any Single-Draw Lender at any time, the percentage of the Single-Draw Loan (or aggregate Single-Draw Commitment, prior to the termination thereof) held by such Single-Draw Lender to the aggregate Single-Draw Loan (or Single-Draw Commitments) held by all Single-Draw Lenders, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

“Single-Draw Lender” means any Lender that has Single-Draw Commitments or holds a Single-Draw Loan.

“Single-Draw Loan” has the meaning assigned to such term in Section 2.1(a)(ii).

“Single-Draw Maturity Date” means June 29, 2017.

“Social Security Act” means the Social Security Act as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed also to refer to any successor sections.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities and obligations, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time and (c) any other Person whose (i) management is controlled by the Borrower and (ii) financial results are consolidated with that of the Borrower in accordance with GAAP.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

“Swingline Committed Amount” shall have the meaning assigned to such term in Section 2.3(a).

“Swingline Lender” means Wells Fargo, and its successors in such capacity.

“Swingline Loan” shall have the meaning assigned to such term in Section 2.3(a).

“Synthetic Lease” means any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“TRICARE” means the United States Department of Defense health care program for service families including, but not limited to, TRICARE Prime, TRICARE Standard and Extra and TRICARE Young Adult, and any successor thereto.

“Unreimbursed Amount” has the meaning specified in Section 2.2(c)(i).

“Upfront Fee” shall have the meaning assigned to such term in Section 3.5(a).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors.

“Wells Fargo First Amendment Fee Letter” means that certain letter agreement, dated as of June 1, 2012, among Wells Fargo, Wells Fargo Securities, LLC and the Borrower, as amended, modified, restated or supplemented from time to time.

“WFS Fee Letter” means that certain letter agreement, dated as of August 16, 2011, between Wells Fargo Securities, LLC and the Borrower, as amended, modified, restated or supplemented from time to time.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly-Owned Subsidiaries.

1.2	Computation of Time Periods.

For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3	Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of “Applicable Percentage” and “Pro Forma Basis” set forth in Section 1.1), in connection with any merger or consolidation as referred to in Section 8.4 or any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in Section 1.1, income statement items (whether positive or negative) attributable to any Person or Property acquired in any Permitted Acquisition shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations.

1.4	Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 2

CREDIT FACILITIES

2.1	Loans.

(a) Loans.

(i) Revolving Committed Loans. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make available to the Borrower such Lender’s Revolving Commitment Percentage of the revolving credit loans requested by the Borrower in Dollars (the “Revolving Committed Loans”) from time to time from the Initial Closing Date until the Revolver Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, such Lender’s share of outstanding Revolving Committed Loans, Swingline Loans and LOC Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Committed Loans, Swingline Loans and LOC Obligations shall not exceed the Revolving Committed Amount.

(ii) Single-Draw Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender’s Single-Draw Commitment Percentage of a single-draw loan in Dollars (the “Single-Draw Loan”) on the First Amendment Effective Date up to the Single-Draw Commitment of such Lender. Amounts repaid on the Single-Draw Loan may not be reborrowed.

(iii) Generally. The Revolving Committed Loans and the Single-Draw Loan (each a “Class” of Loans) may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than twelve (12) Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new single Eurodollar Loan with a single Interest Period.

(b) Loan Borrowings.

(i) Notice of Borrowing. The Borrower shall request a Loan borrowing by written notice in the form of a Notice of Borrowing to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans, provided that requests for borrowings of the Single-Draw Loan to be made on the First Amendment Effective Date may, at the discretion of the Agent, be given with less advance notice than as specified above. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Committed Loan or the Single-Draw Loan is requested, as applicable, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto.

(ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or, in the case of Revolving Committed Loans, the remaining amount of the Revolving Committed Amount, if less).

(iii) Advances. Each Lender will make its Revolving Commitment Percentage or Single-Draw Commitment Percentage, as applicable, of each Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting an account of the Borrower identified in an Account Designation Letter received from the Borrower or as may be otherwise agreed upon by the Borrower and the Agent from time to time, with the aggregate of the amounts made available to the Agent by the Lender; provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

(c) Repayment.

(i) The principal amount of all Revolving Committed Loans shall be due and payable in full on the Revolver Maturity Date, unless accelerated sooner pursuant to Section 9.2.

(ii) The principal amount of the Single-Draw Loan shall be due in installments on the dates and in the amounts set forth in the table below (such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2.

Payment Dates	Principal Amortization Payment
September 30, 2012	$3,125,000
December 31, 2012	$3,125,000
March 31, 2013	$3,125,000
June 30, 2013	$3,125,000
September 30, 2013	$3,125,000
December 31, 2013	$3,125,000
March 31, 2014	$3,125,000
June 30, 2014	$3,125,000
September 30, 2014	$6,250,000
December 31, 2014	$6,250,000
March 31, 2015	$6,250,000
June 30, 2015	$6,250,000
September 30, 2015	$6,250,000
December 31, 2015	$6,250,000
March 31, 2016	$6,250,000
June 30, 2016	$6,250,000
September 30, 2016	$12,500,000
December 31, 2016	$12,500,000
March 31, 2017	$12,500,000
Single-Draw Maturity Date	The remaining principal balance of the Single-Draw Loan

(d) Interest. Subject to the provisions of Section 3.1,

(i) Base Rate Loans. During such periods as Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

(ii) Eurodollar Loans. During such periods as Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

Interest on Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(e) Notes. Any Lender may request that (i) Revolving Committed Loans made by it be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, and (ii) the Single-Draw Loan made by it be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender’s Single-Draw Commitment, in each case in substantially the form of Exhibit 2.1(e), with appropriate insertions (each such promissory note a “Note”).

2.2	Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which any Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, each Issuing Lender agrees to issue, and each Revolving Lender severally agrees to participate in the issuance by such Issuing Lender of, standby Letters of Credit in Dollars from time to time from the Initial Closing Date until the Letter of Credit Expiration Date as the Borrower may request, in a form acceptable to such Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed SIXTY MILLION DOLLARS ($60,000,000) (the “LOC Committed Amount”); (ii) with regard to each Revolving Lender individually, such Lender’s share of outstanding Revolving Committed Loans and Swingline Loans and LOC Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount; and (iii) with regard to the Revolving Lenders collectively, the aggregate principal amount of outstanding Revolving Committed Loans, Swingline Loans and LOC Obligations shall not exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Letter of Credit Expiration Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the applicable Issuing Lender (in form and substance satisfactory to such Issuing Lender), with a copy to the Agent, at least three (3) Business Days prior to the requested date of issuance. Promptly after receipt of any Letter of Credit request, such Issuing Lender will confirm with the Agent that the Agent has received a copy of such Letter of Credit request from the Borrower and, if not, such Issuing Lender will provide the Agent with a copy thereof. Unless such Issuing Lender has received written notice from any Lender, the Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested day, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Lender’s usual and customary business practices. Each Issuing Lender will, on the last Business Day of each month and more frequently upon request, deliver to the Agent, a detailed report specifying the Letters of Credit issued by such Issuing Lender that are then issued and outstanding and any activity with respect thereto that may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred. The Agent shall provide notice to the Borrower and the Lenders not less frequently than quarterly as to the Letters of Credit outstanding hereunder (and in any event, to an individual Lender from time to time upon the request of such Lender).

(c) Reimbursement.

(i) In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Borrower and the Agent. Not later than 12:00 noon on the date of any payment by the applicable Issuing Lender under a Letter of

Credit (each such date, an “Honor Date”) (or, if such notice was first received by the Borrower on the date of such payment, not later than the next succeeding Business Day), the Borrower shall reimburse such Issuing Lender through the Agent in an amount equal to the amount of such drawing. If the Borrower fails to reimburse the applicable Issuing Lender by such time, the Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Committed Loan that is a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(b)(ii) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Notice of Borrowing).

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.2(c)(i) make funds available to the Agent for the account of the applicable Issuing Lender at the office of the Agent specified in Section 11.1 in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.2(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Committed Loan that is a Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to the applicable Issuing Lender.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of a Revolving Committed Loan that is a Base Rate Loan because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Lender a LOC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LOC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Agent for the account of the applicable Issuing Lender pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section 2.2.

(iv) Until a Revolving Lender funds its Revolving Committed Loan or Letter of Credit Advance pursuant to this Section 2.2(c) to reimburse the applicable Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of such Issuing Lender.

(v) Each Revolving Lender’s obligation to make Revolving Committed Loans or Letter of Credit Advances to reimburse the applicable Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Committed Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Notice of Borrowing). No such making of an Letter of Credit Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Lender for the amount of any payment made by such Issuing Lender under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Agent for the account of the applicable Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), such Issuing Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Lender in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Lender submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(e) Uniform Customs and Practice and International Standby Practice. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

(f) Indemnification; Nature of Issuing Lenders’ Duties.

(i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the applicable Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(ii) As between the Borrower and the Lenders (including each Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including each Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of each Issuing Lenders’ rights or powers hereunder.

(iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including each Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including each Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including each Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

(iv) Nothing in this subsection (f) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (f) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including each Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

(v) Notwithstanding anything to the contrary contained in this subsection (f), the Borrower shall have no obligation to indemnify any Lender (including each Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender’s failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

(g) Responsibility of Issuing Lenders. It is expressly understood and agreed that the obligations of each Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Revolving Lender to recover from the applicable Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the applicable Issuing Lender.

(h) Limitation on Obligation of each Issuing Lender. Notwithstanding anything contained herein to the contrary, each Issuing Lender shall not be under any obligation to issue, renew or extend any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon such Issuing Lender with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Initial Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, costs or expense which was not applicable on the Initial Closing Date and which such Issuing Lender should deem material to it in good faith or if the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender; or

(ii) any Revolving Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 3.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LOC Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control as among the parties hereto.

2.3	Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) from time to time from the Initial Closing Date until the Revolver Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TWENTY FIVE MILLION DOLLARS ($25,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate principal amount of Revolving Committed Loans outstanding plus LOC Obligations plus obligations in respect of Swingline Loans outstanding at any time shall not exceed the aggregate Revolving Committed Amount. Swingline Loans hereunder shall be made as a Base Rate Loan in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof. Notwithstanding anything herein to the contrary, the Swingline Lender shall not be under any obligation to make any Swingline Loan if any Revolving Lender is at that time a Defaulting Lender, unless the Swingline Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swingline Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Section 3.19(a)(iv)) with respect to the Defaulting Lender arising from either the Swingline Loan then proposed to be made or all Swingline Loans as to which the Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(b) Swingline Loan Advances.

(i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder, the Borrower shall give written notice in the form of a Notice of Swingline Borrowing to the Swingline Lender not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan and shall have such maturity date as set forth in clause (iii) below. The Swingline Lender shall make each Swingline Loan available to the Borrower by 3:00 P.M., (Charlotte, North Carolina time), on the Business Day of the requested Swingline Loan advance.

(ii) Minimum Amount. Each Swingline Loan shall be in a minimum principal amount of $1,000,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

(iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) a date that is ten (10) Business Days from the date of advance thereof or (B) the Revolver Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Committed Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Committed Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Revolver Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the Indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Committed Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (A) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Committed Loans otherwise required hereunder, (B) whether any conditions specified in Section 5.2 are then satisfied, (C) whether a Default or Event of Default then exists, (D) failure of any such request or deemed request for Revolving Committed Loan to be made by the time otherwise required hereunder, (E) whether the date of such borrowing is a date on which Revolving Committed Loans are otherwise permitted to be made hereunder or (F) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Committed Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount, provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing

Revolving Lender shall be required to pay to the Swingline Lender in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

(c) Interest on Swingline Loans.

(i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at the rate per annum equal to the Adjusted Base Rate in accordance with the provisions of Section 2.3(b).

(ii) Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(d) Swingline Note. The Swingline Lender may request that Swingline Loans made by it be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount.

2.4	Incremental Term Loans.

(a) The Borrower shall have the right, upon at least ten Business Days’ prior written notice to the Agent, to add a new tranche of single-draw loans (an “Incremental Single-Draw Loan”), provided that:

(i) the aggregate principal amount of the Incremental Single-Draw Loan shall not exceed $50 million;

(ii) no Default or Event of Default shall exist on the effective date of the Incremental Single-Draw Loan or would exist after giving effect to the Incremental Single-Draw Loan;

(iii) no existing Lender shall be under any obligation to provide any Incremental Facility Commitment and any such decision whether to provide an Incremental Facility Commitment shall be in such Lender’s sole and absolute discretion;

(iv) each Person providing an Incremental Facility Commitment shall qualify as an Eligible Assignee;

(v) the aggregate amount of the Incremental Single-Draw Loan shall be made available to the Borrower in a single advance on the effective date of the Incremental Single-Draw Loan and any amounts repaid on the Incremental Single-Draw Loan may not be reborrowed;

(vi) The Agent shall have received all certificates, documents or other evidence it may reasonably request relating to the corporate or other necessary authority or consents for the Incremental Single-Draw Loan and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

(vii) The Borrower shall deliver to the Agent a certificate of the Borrower dated as of the effective date of the Incremental Single-Draw Loan signed by an Executive Officer of the Borrower certifying that, before and after giving effect to the Incremental Single-Draw Loan, (i) the representations and warranties set forth in Section 6, subject to the limitations set forth therein, be true and correct in all material respects as of such date, other than those representations and warranties which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct to such extent in all respects as of such applicable date), and (ii) no Default or Event of Default exists; and

(viii) the Agent shall have received documentation from each Person providing an Incremental Facility Commitment evidencing its Incremental Facility Commitment and its obligations under this Credit Agreement in form and substance reasonably acceptable to the Agent;

(ix) the final maturity date for the Incremental Single-Draw Loan shall not be earlier than the Single-Draw Maturity Date;

(x) the weighted average life to maturity for the Incremental Single-Draw Loan shall not be shorter than the then remaining weighted average life of the Single-Draw Loan; and

(xi) the all in yield (whether in the form of interest rate margins, original issue discount, upfront fees or an adjusted Eurodollar Rate or Base Rate floor (but excluding any arrangement or underwriting fees paid to arrangers for their own account), with such increased amount being equated to interest margin for purposes of determining any increase to the applicable interest margin with respect to the Single-Draw Loan) applicable to the Incremental Single-Draw Loan will not be more than 0.25% higher than the corresponding all in yield (after giving effect to interest rate margins (including the adjusted Eurodollar Rate and Base Rate floors), original issue discount and upfront fees) for the Single-Draw Loan, unless the interest rate margins with respect to the Single-Draw Loan are increased by an amount equal to the difference between the all in yield with respect to the Incremental Single-Draw Loan and the corresponding all in yield on any the Single-Draw Loan minus 0.25%;

(xii) subject to the foregoing clauses, the interest rate margins, final maturity date and weighted average life to maturity applicable to the Incremental Single-Draw Loan shall be determined by the Borrower and the Lenders providing the Incremental Single-Draw Loan.

(b) The Incremental Facility Commitments and loans thereunder shall constitute Commitments and Loans under, and shall be entitled to all the benefits afforded by, this Credit Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by this Credit Agreement, the Pledge Agreement and the other Credit Documents.

(c) Notwithstanding anything to the contrary herein, the Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of the Incremental Single-Draw Loan herein or therein, including without limitation, amendments to the definitions of “Commitments”, “Loans” and “Required Lenders” or other provisions relating to voting provisions to provide the Lenders providing the Incremental Facility Commitments with the benefit of such provisions.

SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITIES

3.1	Default Rate.

(a) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(b) If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(c) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Credit Party Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(d) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

3.2	Extension and Conversion.

Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) no more than twelve (12) Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Section 11.1, or at such other office as the Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d) and (e) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

3.3	Prepayments.

(a) Voluntary Prepayments. The Borrower shall have the right, upon notice to the Agent, to prepay Revolving Committed Loans and the Single-Draw Loan in whole or in part from time to time; provided, however, that ) (i) such notice must be received by the Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans, and (ii) each partial prepayment of any such Loan shall be in a minimum principal amount of $2,000,000 and integral multiples of $500,000 (or, if less, the full remaining principal amount of Revolving Committed Loans or Single-Draw Loan, as applicable, then outstanding). Each such notice shall specify the date and amount of such prepayment, the Class of the Loans being repaid, whether such Loans to be prepaid are Base Rate Loans or Eurodollar Rate Loans, and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.12. Each such prepayment shall be applied to the Revolving Committed Loans or Single-Draw Loan (as applicable) of the Lenders in accordance with their respective Revolving Commitment Percentage or Single-Draw Commitment Percentages, as applicable. Any prepayment of the Single-Draw Loan shall be applied ratably to the remaining principal amortization payments. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of prepayment if such prepayment would have resulted from a refinancing of the Credit Agreement and such refinancing is not consummated or is delayed.

(b) Swingline Loans. The Borrower may, upon notice to the Swingline Lender (with a copy to the Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swingline Lender and the Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) Revolving Committed Amount. If at any time, the sum of the aggregate principal amount of outstanding Revolving Committed Loans plus Swingline Loans plus LOC Obligations outstanding shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Committed Loans and (after all Revolving Committed Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

(d) Generally. All prepayments under this Section 3.3 shall be subject to Section 3.12, but otherwise without premium or penalty.

3.4	Termination and Reduction of Commitments.

(a) Termination and Reduction. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days’ prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Committed Loans, Swingline Loans and LOC Obligations to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Committed Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a). Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Revolving Committed Amount if such termination would have resulted from a refinancing of the Credit Agreement and such refinancing is not consummated or is delayed.

(b) Maturity Dates. The Revolving Commitments of the Lenders, the Swingline Commitment of the Swingline Lender and the LOC Commitment of each Issuing Lender shall automatically terminate on the Revolver Maturity Date. The Single-Draw Commitments of the Lenders shall automatically terminate on the earlier of (x) the Single-Draw Loan being advanced and (y) the day immediately following the First Amendment Effective Date.

(c) General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(b), on the date of each reduction of the Revolving Committed Amount, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

3.5	Fees.

(a) Upfront Fees. The Borrower agrees to pay to the Agent (i) for the benefit of the Revolving Lenders in immediately available funds on or before the Initial Closing Date an upfront fee (the “Upfront Fee”) in the amount provided in the Bank of America Fee Letter, and (ii) for the benefit of the Single-Draw Lenders in immediately available funds on or before the First Amendment Effective Date an upfront fee (the “Upfront Fee”) in the amount provided in the Wells Fargo First Amendment Fee Letter.

(b) Commitment Fee. The Borrower shall pay to the Agent for the account of each Revolving Lender in accordance with its Revolving Commitment Percentage, a commitment fee (the “Commitment Fee”) equal to the product of (i) the Applicable Percentage times (ii) the actual daily amount by which the aggregate Revolving Committed Amount exceeds the sum of (x) the Outstanding Amount of Revolving Committed Loans and (y) the Outstanding Amount of LOC Obligations, subject to adjustment as provided in Section 3.19. The Commitment fee shall accrue at all times from the Initial Closing Date until the Revolver Maturity Date (and thereafter so long as any Revolving Committed Loans, Swingline Loans or LOC Obligations remain outstanding), including at any time during which one or more of the conditions in Section 5.2 is not met, and will be payable quarterly in arrears (x) on the first Business Day following the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof), commencing with the first such date to occur after the Initial Closing Date, provided that, notwithstanding the foregoing, the first such payment date after the First Amendment Effective Date shall be the first business day following September 30, 2012, and (y) on the Revolver Maturity Date (and, if applicable, thereafter on demand). The Commitment Fee shall be calculated at a per annum rate quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. For purposes of clarification, Swingline Loans shall not be considered outstanding for purposes of determining the unused portion of the aggregate Revolving Committed Amount.

(c) Letter of Credit Fees.

(i) Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Revolving Lender a fee (the “Letter of Credit Fee”) on such Lender’s Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.2 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 3.19(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account. The Letter of Credit Fee will be payable quarterly in arrears (x) on the first Business Day following the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof), commencing with the first such date to occur after the issuance of such Letter of Credit, provided that, notwithstanding the foregoing, the first such payment date after the First Amendment Effective Date shall be the first business day following September 30, 2012, and (y) on the Letter of Credit Expiration Date and thereafter on demand.

(ii) Issuing Lender Fees. The Borrower shall pay directly to the applicable Issuing Lender for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Wells Fargo First Amendment Fee Letter or the Credit Agricole CIB Fee Letter, as applicable, or any other Fee Letter or other agreement between the applicable Issuing Lender and the Borrower, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee will be payable quarterly in arrears on the first Business Day following the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. In addition, the Borrower shall pay directly to the applicable Issuing Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(d) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Wells Fargo First Amendment Fee Letter.

3.6	Capital Adequacy.

If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender regarding capital adequacy or liquidity requirements, or compliance by such Lender or any Issuing Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or such Issuing Lender could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies with respect to capital adequacy), then, upon notice from such Lender or such Issuing Lender to the Borrower, the Borrower shall be obligated to pay to such Lender or such Issuing Lender such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such reduction. Each determination by any such Lender or any Issuing Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.7	Limitation on Eurodollar Loans.

If on or prior to the first day of any Interest Period for any Eurodollar Loan:

(a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(b) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

3.8	Illegality.

Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or Continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9	Requirements of Law.

(a) If any Change in Law:

(i) shall subject such Lender (or its Applicable Lending Office) or any Issuing Lender to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, if any, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes, if any, in respect of any Eurodollar Loans (other than Excluded Taxes set forth in clauses (b) through (d) of the definition of Excluded Taxes, Indemnified Taxes covered by Section 3.11 and Other Taxes) or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by an Issuing Lender;

(ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

(iii) shall impose on such Lender (or its Applicable Lending Office) or any Issuing Lender or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Credit Agreement or its Notes, if any, or any of such extensions of credit or liabilities or commitments or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by an Issuing Lender;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or any Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) or any Issuing Lender under this Credit Agreement or its Notes, if any, with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender or such Issuing Lender, on demand, such amount or amounts as will compensate such Lender or such Issuing Lender for such increased cost or reduction. If any Lender or Issuing Lender requests compensation by the Borrower under this Section 3.9(a), the Borrower may, by notice to such Lender or Issuing Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, or issue Letters of Credit until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.10	Treatment of Affected Loans.

If the obligation of any Lender to make any Eurodollar Loan or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender’s Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

(a) to the extent that such Lender’s Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender’s Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans of each Class held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Revolving Commitments or Single-Draw Commitments, as applicable.

3.11	Taxes.

(a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all Taxes. If the Borrower or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Recipient, (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Recipient receives an amount equal to the sum it would have received had no deductions for Indemnified Taxes been made, (ii) the Borrower or the Agent, as applicable, shall make such deductions of Taxes, (iii) the Borrower or the Agent, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Lender, each Issuing Lender and the Agent (within 10 days after deemed therefor) for the full amount of Indemnified Taxes and Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender, Issuing Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) (i) Each Lender that is organized under the laws of a jurisdiction outside the United States and that is entitled to an exemption from or reduction of U.S. federal withholding Tax with respect to any payments made under any Credit Documents shall, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8ECI or W-8BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

(ii) If a payment made to a Lender under this Credit Agreement or other Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) If the Borrower is required to pay additional amounts to or for the account of any Lender or any Issuing Lender pursuant to this Section 3.11, then such Lender or Issuing Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender or Issuing Lender, is not otherwise disadvantageous to such Lender or such Issuing Lender.

(f) Within thirty (30) days after the date of any payment of Indemnified Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.11 (including by the payment of additional amounts pursuant to this Section 3.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other party.

(h) Indemnification of the Agent. Each Lender and the Issuing Lender shall severally indemnify the Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (h). The agreements in paragraph (h) shall survive the resignation and/or replacement of the Agent.

(i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.12	Compensation.

Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or reasonable expense (including loss of anticipated profits) incurred by it as a result of:

(a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.13	Pro Rata Treatment.

Except to the extent otherwise provided herein:

(a) Loans. Each Loan of any Class, each payment or prepayment of principal of any Loan of any Class or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Commitment Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan of any Class, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests of the applicable Class.

(b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the

Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing or (ii) from a Lender at the Federal Funds Rate.

3.14	Sharing of Payments.

The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

Notwithstanding anything herein to the contrary, the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 3.18, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LOC Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Credit Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

3.15	Payments, Computations, Etc.

(a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars and in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Agent’s office specified in Section 11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

(b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Pledged Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to payment of any fees owed to the Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to the Borrower or whoever else may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the applicable Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 3.15(b).

3.16	Evidence of Debt.

(a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender shall maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

(b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender’s share thereof. The Agent shall maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

(c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

3.17	Replacement of Affected Lenders.

If any Lender having a Commitment becomes a Defaulting Lender or if any Lender is owed increased costs under Section 3.6, Section 3.8, or Section 3.9, or the Borrower is required to make any payments under Section 3.11 to any Lender in excess of those to the other Lenders, or if any Lender refuses to consent to an amendment, modification or waiver of this Credit Agreement that, pursuant to Section 11.6, requires consent of 100% of the Lenders and is consented to by the Required Lenders, then the Borrower shall have the right, if no Event of Default then exists, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into one or more assignment agreements, in form and substance reasonably satisfactory to such parties and the Agent, pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit and Swingline Loans by, the Replaced Lender hereunder and (ii) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of an appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as an Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account maintained with the Agent in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and (2) the Lender that acts as the Agent may not be replaced hereunder except in accordance with the terms of Section 10.7. The Replaced Lender shall be required to deliver for cancellation its applicable Notes, to the extent applicable, to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

3.18	Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Agent or any Issuing Lender (i) if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any LOC Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all LOC Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Agent, an Issuing Lender or the Swingline Lender, the Borrower shall deliver to the Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the Issuing Lenders and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.18(c). If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 3.18 or Sections 2.2, 2.3, 3.3, 3.19 or 9.2 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.3(b)(vi))) or (ii) the Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 3.18 may be otherwise applied in accordance with Section 3.15(b)), and (y) the Person providing Cash Collateral and the applicable Issuing Lender or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.19	Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 11.6.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lenders or Swingline Lender hereunder; third, if so determined by the Agent or requested by an Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline

Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Credit Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LOC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LOC Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loan of, or LOC Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 3.5(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.5(c)).

(iv) Reallocation of Revolving Commitment Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender that is a Revolving Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.2 and 2.3, the “Revolving Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date of such reallocation, no Default or Event of Default exists; and (ii) the aggregate obligation of each such non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of such Lender minus (2) the aggregate Outstanding Amount of the Revolving Committed Loans of such Lender.

(b) Defaulting Lender Cure. If the Borrower and the Agent (and, solely with respect to Defaulting Lenders that are Revolving Lenders, the Swingline Lender and the Issuing Lenders) agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Committed Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 3.19(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 4

GUARANTY

4.1	The Guaranty.

Subject to Section 4.8, each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement or enters into an Equity Swap Agreement, and the Agent as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Hedging Agreements or Equity Swap Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

4.2	Obligations Unconditional.

Subject to Section 4.8, the obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, Hedging Agreements or Equity Swap Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements or Equity Swap Agreements) have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents, Hedging Agreements or Equity Swap Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement, any Equity Swap Agreement or any other agreement or instrument referred to in the Credit Documents, Hedging Agreements or Equity Swap Agreements shall be done or omitted;

(c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement, any Equity Swap Agreement or any other agreement or instrument referred to in the Credit Documents, Hedging Agreements or Equity Swap Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected, or any Collateral shall be released;

(e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor); or

(f) any law, regulation or other event shall render any term of the Credit Party Obligations invalid or unenforceable.

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly provided for in the Credit Documents), and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement, Equity Swap Agreement or any other agreement or instrument referred to in the Credit Documents, Hedging Agreements or Equity Swap Agreement, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

4.3	Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4	Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

4.5	Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Pledge Agreement and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.6	Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6, (a) “Guaranteed Obligations” shall mean any obligations arising under the other provisions of this Section 4; (b) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) “Pro Rata Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

4.7	Continuing Guarantee.

The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

4.8	Limitation of Liability.

Anything in this Credit Agreement or any other Credit Document to the contrary notwithstanding:

(a) so long as Lincare Canada shall not have any assets other than the Capital Stock of Foreign Subsidiaries, the aggregate amount recoverable from Lincare Canada for application to any Credit Party Obligation or any “Secured Obligation” (as defined in the Pledge Agreement), whether by means of (i) the application of proceeds of Collateral owned by Lincare Canada, (ii) optional prepayment by Lincare Canada, (iii) payment by Lincare Canada of, or sale of or foreclosure on, payables of Lincare Canada owed to any other Credit Party, which payments, or the proceeds of which sale or foreclosure, are applied by the recipient thereof to any Credit Party Obligation or any “Secured Obligation” or (iv) enforcement by the Agent or any Lender hereunder or other Secured Party (as defined in the Pledge Agreement) of any of their rights hereunder or thereunder or otherwise, shall not exceed the actual amount realized from the sale of foreclosure on any Collateral owned by Lincare Canada; and

(b) so long as Lincare Canada shall not have any assets other than the Capital Stock of Foreign Subsidiaries, the obligations of Lincare Canada under this Credit Agreement and the other Credit Documents are and shall be non-recourse obligations of Lincare Canada, payable solely from the Collateral of Lincare Canada. Following realization and distribution of all proceeds of the Collateral of Lincare Canada, any and all claims arising from this Credit Agreement and any other Credit Document, or any transactions contemplated hereby or thereby, shall be extinguished against Lincare Canada.

SECTION 5

CONDITIONS

5.1	[Reserved].

5.2	Conditions to all Extensions of Credit.

The obligations of each Lender to make, convert or extend any Loan and of the applicable Issuing Lender to issue any Letter of Credit are subject to satisfaction of the following conditions in addition to satisfaction on the First Amendment Effective Date of the conditions set forth in Section 6 of the First Amendment:

(a) The Borrower shall have delivered (i) in the case of any Loan an appropriate Notice of Borrowing, Notice of Extension/Conversion or Notice of Swingline Borrowing or (ii) in the case of any Letter of Credit, the applicable Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

(b) The representations and warranties set forth in Section 6, subject to the limitations set forth therein, be true and correct in all material respects as of such date, other than those representations and warranties which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct to such extent in all respects as of such applicable date);

(c) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

(d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

(e) Immediately after giving effect to the making of any Revolving Committed Loan or Swingline Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the aggregate principal amount of outstanding Revolving Committed Loans, Swingline Loans and LOC Obligations shall not exceed the Revolving Committed Amount, (ii) the aggregate principal amount of LOC Obligations shall not exceed the LOC Committed Amount and (iii) the aggregate principal amount of Swingline Loans shall not exceed the Swingline Committed Amount; and

(f) The Borrower (nor any of its Affiliates) shall have not provided notice to the Bond Holders (as defined in clause (iv) of the definition of “Change of Control”) that it will (pursuant to a Bond Holder’s demand or otherwise) repurchase or prepay the Debentures (as defined in clause (iv) of the definition of “Change of Control”) in connection with an anticipated Change of Control and such notice shall not have been revoked in a manner that would cause the Borrower not to be obligated to repurchase or prepay such Debentures.

The delivery of each Notice of Borrowing, and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

SECTION 6

REPRESENTATIONS AND WARRANTIES

The Credit Parties hereby represent to the Agent and each Lender that:

6.1	Financial Condition.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(c) From the date of the Audited Financial Statements to and including the First Amendment Effective Date, there has been no disposition or any involuntary disposition of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any equity interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the First Amendment Effective Date.

6.2	No Material Change.

Since December 31, 2011, there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

6.3	Organization and Good Standing.

Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

6.4	Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5	No Conflicts.

Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or organization or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, in each case that could reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, in each case that could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

6.6	No Default.

No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

6.7	Ownership.

Each Consolidated Party is the owner of, and has good and marketable title to, or a valid leasehold interest in, all of its material assets and none of such assets is subject to any Lien other than Permitted Liens.

6.8	Indebtedness.

Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

6.9	Litigation.

There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, impositions of criminal or civil fines and penalties, claims or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which, based on the information known to the Borrower, could reasonably be expected to have a Material Adverse Effect.

6.10	Taxes.

Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the First Amendment Effective Date of any proposed tax assessments against it or any other Consolidated Party.

6.11	Compliance with Law.

Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders, settlements or other agreements with any Governmental Authority and decrees (including without limitation titles XVIII and XIV of the Medicare Regulations, Medicaid Social Security Act Regulations, HIPAA, the HITECH Act, the CIA and Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each Consolidated Party represents that (i) current billing policies, arrangements, protocols and instructions comply with requirements of Medicare, Medicaid, and TRICARE programs and any other health care program operated or financed in whole or in part by any federal, state, or local government (each a “Medical Reimbursement Program” and collectively, the “Medical Reimbursement Programs”) and are administered by properly trained personnel except where any such failure to comply could not reasonably be expected to result in a loss of 5% or more of annual consolidated revenues of the Consolidated Parties and (ii) current compensation arrangements with physicians comply with state and federal anti-kick back, fraud and abuse, and self-referral laws, including, without limitation, 42 U.S.C. Section 13209-7(b) and 42 U.S.C. Section 1395(n)(n) and all regulations promulgated under such laws except where any such failure to comply could not reasonably be expected to result in a loss of 5% or more of annual consolidated revenues of the Consolidated Parties.

6.12	ERISA.

(a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no material “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) to the best knowledge of the Credit Parties, each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b) The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not, by any material amount, exceed as of such valuation date the fair market value of the assets of such Plan.

(c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any material withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

(d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

(e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106.

6.13	Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party as of the First Amendment Effective Date. Information on Schedule 6.13 includes jurisdiction of incorporation or organization, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, no Consolidated Party other than the Borrower has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

6.14	Governmental Regulations, Etc.

(a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of Regulations U and X. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of “buying” or “carrying” any “margin stock” within the meaning of Regulations U and X.

(b) None of the Consolidated Parties is (i) an “investment company”, or a company “controlled” by “investment company”, within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

6.15	Purpose of Loans and Letters of Credit.

The proceeds of the Revolving Committed Loans hereunder shall be used solely by the Borrower (a) on the Initial Closing Date to refinance existing Indebtedness of the Borrower under the Existing Credit Agreement and (b) on and after the Initial Closing Date, to (i) pay the redemption price for the Capital Stock of the Borrower as permitted hereunder and (ii) to provide for ongoing working capital and general corporate purposes (including Permitted Acquisitions) of the Borrower and its Subsidiaries. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, insurance (including, without limitation, workers’ compensation policies) and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business. The proceeds of the Single-Draw Loan shall be used (i) to meet the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, and (ii) for the payment of fees and expenses incurred in connection with the First Amendment.

6.16	Environmental Matters.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the “Properties”) and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any material Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the “Businesses”), and there are no conditions relating to the Businesses or Properties, that could give rise to any material liability under any applicable Environmental Laws.

(b) To the best knowledge of the Credit Parties, none of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Properties or the Businesses.

(f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to a material liability under Environmental Laws.

6.17	Intellectual Property.

Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties’ knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18	Solvency.

Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

6.19	Investments.

All Investments of each Consolidated Party are Permitted Investments.

6.20	Disclosure.

Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

6.21	No Unusual Restrictions.

No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.22	Reimbursement from Third Party Payors.

The accounts receivable of the Consolidated Parties have been and will continue to be adjusted to reflect the reimbursement policies (both those most recently published in writing as well as those not in writing which have been verbally communicated) of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors, except any which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges payors, except any which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.23	Fraud and Abuse.

Neither the Consolidated Parties nor, to the knowledge of the officers of the Consolidated Parties, any of their officers or directors, or, to the knowledge of any officer of the Consolidated Parties, no Contract Providers, have engaged in any activities which are prohibited under the Medicare Regulations, the Medicaid Regulations, 42 U.S.C. §1320a-7b, 42 U.S.C. §1395nn, the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, or which are prohibited by binding rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors.

6.24	Licensing and Accreditation.

Each of the Consolidated Parties and, to the knowledge of the officers of the Consolidated Parties, each Contract Provider, has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses, permits, authorizations, and approvals of each Governmental Authority necessary to the conduct of its business; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; and (iv) entered into and maintains in good standing its Medicare Provider Agreements and its Medicaid Provider Agreements, in each case except where the failure to do so would not result in a Material Adverse Effect. To the knowledge of the officers of the Consolidated Parties, all such required licenses, permits, authorizations and approvals are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited in any material respect, except where the failure to do so would not result in a Material Adverse Effect. To the knowledge of the officers of the Consolidated Parties, each Contract Provider is duly licensed (where license is required) by each state or state agency or commission, or any other Governmental Authority having jurisdiction over the provisions of such services by such Person in the locations in which the Consolidated Parties conduct business, required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Consolidated Parties to operate as currently operated and as presently contemplated to be operated, except where the failure to do so would not result in a Material Adverse Effect.

SECTION 7

AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding (other than any contingent indemnification or expense reimbursement obligations for which no claim shall have been made), and until all of the Commitments hereunder shall have terminated:

7.1	Information Covenants.

The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties (or, if earlier, the date that is five (5) days after the reporting date for such information required by the SEC), a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of the Consolidated Parties (or, if earlier, the date that is five (5) days after the reporting date for such information required by the SEC), a consolidated balance sheet of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations for such fiscal quarter and for the portion of the fiscal year then ended and consolidated statements of cash flows for the portion of the fiscal year then ended, in each case setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

(c) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

(d) Auditor’s Reports. Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

(e) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(f) Notices. Upon obtaining knowledge thereof, the Borrower shall and shall cause each Subsidiary to promptly notify the Agent of:

(i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto;

(ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (A) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (B) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority, including, without limitation, the institution of any proceedings against the Borrower or any Subsidiary to suspend, revoke or terminate its Medicaid Provider Agreements or its Medicare Provider Agreements or exclusion from any Medical Reimbursement Program, (C) payment of any penalties or the imposition of any other remedies pursuant to the CIA and (D) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(iii) the occurrence of any ERISA Event; and

(iv) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary.

(g) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

Documents required to be delivered pursuant to Sections 7.1(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC” and as such, all Borrower Materials delivered to the Agent or the Joint Lead Arrangers that are not marked “PUBLIC” shall be treated as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”

7.2	Preservation of Existence and Franchises.

Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

7.3	Books and Records.

Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

7.4	Compliance with Law.

Except to the extent the failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all the requirements of all laws, and all applicable restrictions and requirements imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, the CIA and Environmental Laws), (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, HIPAA, the HITECH Act and all laws, rules and regulations of Governmental Authorities pertaining to the business of the Borrower and its Subsidiaries; (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, Medicare Provider Agreements and Medicaid Provider Agreements; (d) ensure that (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel; and (ii) compensation arrangements with physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b) and 42 U.S.C. Section 1395nn and (e) make commercially reasonable efforts to implement policies that are consistent with HIPAA. Further, the Borrower has in place a compliance program for the Borrower and its Subsidiaries which is reasonably designed to provide effective internal controls that promote adherence to, prevent and detect material violations of, any Laws applicable to the Borrower and its Subsidiaries, and to comply with all applicable requirements of the CIA.

7.5	Payment of Taxes.

Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge or levy which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

7.6	Insurance.

Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as required by law and as determined in good faith by the Borrower’s Board of Directors and furnish to the Agent, upon written request, full information as to the insurance carried.

7.7	Maintenance of Property.

Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8	[Reserved].

7.9	Use of Proceeds.

The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

7.10	Audits/Inspections.

Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Lenders or their representatives to investigate and verify the accuracy of information provided to the Agent and to discuss all such matters with the officers, employees and representatives of such Person.

7.11	Financial Covenants.

(a) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of any fiscal quarter of the Consolidated Parties shall be greater than or equal to 2.50 to 1.0.

(b) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to 3.00 to 1.0.

7.12	Additional Guarantors and Pledged Stock.

As soon as practicable and in any event within 30 days (or such longer period as the Agent shall agree in its reasonable discretion) after any Person becomes a Subsidiary of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement, (b) if such Person is a Domestic

Subsidiary of a Credit Party, cause 100% of the Capital Stock of such Person (or if such Person is a Domestic Subsidiary described in clause (a) or (b) of the definition of “Subsidiary”, such lesser percentage that is owned by a Credit Party) to be delivered to the Agent (together with undated stock powers signed in blank) or if such Person is a direct Foreign Subsidiary of a Credit Party, cause 65% of the Capital Stock entitled to vote and 100% of the Capital Stock not entitled to vote of such Person (or if such Person is a Foreign Subsidiary described in clause (a) or (b) of the definition of “Subsidiary”, such lesser percentage that is owned by a Credit Party), to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)), and in each case pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form reasonably acceptable to the Agent, (c) if such Person is a Domestic Subsidiary and has any Subsidiaries (i) deliver all of the Capital Stock of such Subsidiaries that are Domestic Subsidiaries and 65% of the Capital Stock entitled to vote and 100% of the Capital Stock not entitled to vote of such Subsidiaries that are direct Foreign Subsidiaries, in each subject to the limitations in clauses (a) and (b) above (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) to the Agent, and (ii) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Agent and (d) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent’s liens thereunder), all in form, content and scope reasonably satisfactory to the Agent.

SECTION 8

NEGATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding (other than any contingent indemnification or expense reimbursement obligations for which no claim shall have been made), and until all of the Commitments hereunder shall have terminated:

8.1	Indebtedness.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

(b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.1;

(c) purchase money Indebtedness (including Capital Leases) or Synthetic Leases hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount equal to 10% of Consolidated Net Worth (determined as of the end of the most recently completed fiscal year) at any one time outstanding (including any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(d) obligations of the Borrower or any of its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

(e) unsecured Indebtedness incurred by the Borrower to finance repurchases of its Capital Stock to the extent permitted by Sections 8.6 and 8.7;

(f) obligations of the Borrower under Equity Swap Agreements provided that (i) the term of any such Equity Swap Agreements shall not exceed 6 months and (ii) the notional amount of all such obligations shall not exceed $75,000,000 in the aggregate at any time outstanding;

(g) unsecured Indebtedness payable to the seller of the Capital Stock or Property acquired in a Permitted Acquisition representing all or a portion of the purchase price of the Capital Stock or Property so acquired;

(h) Indebtedness owing by one Credit Party to another Credit Party;

(i) other Indebtedness incurred by the Borrower after the First Amendment Effective Date in an aggregate principal amount at any time outstanding not exceeding the lesser of (x) the excess of (i) the aggregate principal amount of the 2007 Series A Convertible Notes that has been repaid, redeemed or retired by the Borrower as of such time over (ii) $50,000,000, and (y) $200,000,000;

(j) Guaranty Obligations of any Guarantor with respect to the Indebtedness of the Borrower permitted under Section 8.1(e), (f), (g) or (i);

(k) Indebtedness of the Borrower arising under the 2007 Series A Convertible Note Indenture and the 2007 Series A Convertible Notes in an aggregate principal amount of up to $275,000,000 (and renewals, refinancings and extensions thereof);

(l) Indebtedness of the Borrower arising under the 2007 Series B Convertible Note Indenture and the 2007 Series B Convertible Notes in an aggregate principal amount of up to $275,000,000 (and renewals, refinancings and extensions thereof); and

(m) Indebtedness of Foreign Subsidiaries owing to (i) Consolidated Parties and not prohibited by Section 8.6 or (ii) other Foreign Subsidiaries.

8.2	Liens.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens; provided, however, that the terms of this Section 8.2 shall not be applicable to Capital Stock of the Borrower which constitute treasury shares held by the Borrower.

8.3	Nature of Business.

The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Initial Closing Date.

8.4	Consolidation, Merger, Dissolution, etc.

The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) either (A) the Borrower is the continuing or surviving corporation or (B) the Person formed by or surviving any such merger or consolidation (1) is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia and (2) expressly assumes all the obligations of the Borrower under the Credit Documents pursuant to an agreement(s) reasonably satisfactory to the Agent, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (iii) after giving effect to such transaction, no Default or Event of Default exists, (b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (ii) after giving effect to such transaction, no Default or Event of Default exists, (c) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition provided that (i) either (A) the Borrower is the continuing or surviving corporation or (B) (1) unless such Subsidiary is a Foreign Subsidiary, the Person formed by or surviving any such merger or consolidation is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia and (2) the Person formed by or surviving any such merger or consolidation expressly assumes all the obligations of the Borrower or such Subsidiary, if any, as the case may be, under the Credit Documents pursuant to an agreement(s) reasonably satisfactory to the Agent, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (iii) after giving effect to such transaction, no Default or Event of Default exists and (d) any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary.

8.5	Asset Dispositions.

The Credit Parties will not permit any Consolidated Party to sell, lease, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale/leaseback transaction or securitization transaction) other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of assets no longer used or useful in the conduct of such Person’s business, (iii) Sale and Leaseback Transactions permitted under Section 8.13 and (iv) other sales of assets, provided that the aggregate book value of assets sold or otherwise disposed of pursuant to clause (iv) in any given fiscal year does not exceed an amount equal to 10% of Consolidated Net Worth (determined as of the end of the most recently completed fiscal year).

Upon a sale of Capital Stock of a Consolidated Party not prohibited by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably necessary to evidence the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

8.6	Investments.

The Credit Parties will not permit any Consolidated Party to make Investments (including Acquisitions) in or to any Person, except for Permitted Investments.

8.7	Restricted Payments.

The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except, so long as no Default or Event of Default shall have occurred or would occur as a result thereof, (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries) and (c) any other additional Restricted Payment, provided that with respect to any Restricted Payment under this clause (c) if as of the end of the most recently ended fiscal quarter or after giving pro forma effect to any such Restricted Payment the Leverage Ratio is greater than or equal to 2.00 to 1.0, the aggregate amount of all such Restricted Payments made pursuant to this clause (c) shall at no time exceed the greater of (x) $1,000,000,000 and (y) the amount of Restricted Payments made since the Initial Closing Date up to such date; provided, however, the preceding provisions will not prohibit the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Section 8.7 (it being understood that the foregoing proviso is limited solely to the ability to pay such dividend (notwithstanding the occurrence of a Default or Event of Default at the time of such payment or as a result thereof) for purposes of this Section 8.7 only and does not extend to the consent to or waiver of any of the applicable conditions contained in Section 5.2 with respect to the making of Loans or the issuance of Letters of Credit).

8.8	Prepayments of Indebtedness, etc.

The Credit Parties will not permit any Consolidated Party to, if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party; provided that the Borrower may prepay the Convertible Notes or redeem such Convertible Notes put to Borrower by the holders thereof in accordance with the terms of the Convertible Note Indenture.

8.9	Transactions with Affiliates.

The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) transactions permitted by Section 8.1, Section 8.4, Section 8.6 or Section 8.7, (b) compensation and reimbursement of expenses of officers and directors and (c) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.10	Fiscal Year; Organizational Documents.

The Credit Parties will not permit any Consolidated Party to change its fiscal year or amend, modify or change its articles of incorporation or organization (or corporate charter or other similar organizational document) or bylaws or operating agreement (or other similar document) in any manner adverse to the Lenders without the prior written consent of the Required Lenders; provided a Credit Party may amend, modify or change any such document if such amendment, modification or change is required by any SEC regulation or stock exchange listing requirement, so long as such Credit Party gives the Agent prior written notice of such amendment, modification or change.

8.11	Limitation on Restricted Actions.

The Credit Parties will not permit any Consolidated Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes condition upon such Person to (a) grant a Lien on its properties or assets (other than purchase money indebtedness to the extent such restriction related only to the asset constructed or acquired) whether now owned or hereafter acquired, (b) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(b) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents or (ii) applicable law or (c) require an equal and ratable grant, or a senior grant, of any security for such obligation if security is given for some other obligation.

8.12	Ownership of Subsidiaries; Limitations on Borrower.

Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (a) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower described in clause (a) or (b) of the definition of “Subsidiary”, other than Subsidiaries that in the aggregate do not constitute more than 10% of the Consolidated EBITDA of the Borrower and its Subsidiaries (determined as of the end of each fiscal quarter), (b) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, in each case (i) except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Subsidiaries, (ii) except as a result of or in connection with a disposition of a Subsidiary not prohibited under Section 8.5 or (iii) except for Permitted Liens, provided such Permitted Liens are junior in priority to the Liens on such Capital Stock in favor of the Agent to secure the Credit Party Obligations and (c) permit any Subsidiary of the Borrower described in clause (a) or (b) of the definition of “Subsidiary” to issue any shares of preferred Capital Stock to any Person other than a Credit Party.

8.13	Sale Leasebacks.

The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction other than Sale and Leaseback Transactions in which the value of the Properties subject to such transactions shall not exceed $25,000,000 in the aggregate.

SECTION 9

EVENTS OF DEFAULT

9.1	Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment. Any Credit Party shall

(i) default in the payment when due of any principal of any Loans or Swingline Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

(ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

(b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

(c) Covenants. Any Credit Party shall

(i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(f)(i), 7.2, 7.9, 7.11 or 8.1 through 8.15, inclusive;

(ii) default in the due performance or observance of any term, covenant or agreement contained in Section 7.1 (other than Section 7.1(f)(i)) and such default shall continue unremedied for a period of at least 5 Business Days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

(iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent.

(d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any) or repudiate its obligations thereunder, or (ii) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited under Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

(e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Person that becomes a Guarantor after the Initial Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Initial Closing Date in accordance with Section 7.12) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

(f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

(g) Defaults under Other Agreements.

(i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties if such default could reasonably be expected to have a Material Adverse Effect.

(ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $50,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default (after giving effect to any applicable grace period) in the observance or performance of any term, covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

(h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $50,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has, in the reasonable judgment of the Agent, the ability to perform) and any such judgments or decrees shall not have been paid, vacated, discharged or stayed or appealed (bonded pending appeal where required) within 60 days from the entry thereof or as legally required or allowed by applicable statute or local rule, whichever is longer (but in no case to exceed 90 days); or

(i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect (i) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA;

(iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

(j) Ownership. There shall occur a Change of Control.

(k) Invalidity. The Credit Documents or any provision thereof shall cease to be in full force and effect in any material respect (other than in accordance with their respective terms) or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm any Credit Party Obligation under the Credit Documents.

9.2	Acceleration; Remedies.

If any Event of Default occurs and is continuing, the Agent shall, upon the request of, or may, with the consent of the Required Lenders, take any or all of the following actions:

(a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

(c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

(d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Pledge Agreement, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.

SECTION 10

AGENCY PROVISIONS

10.1	Appointment and Authorization of Agent.

Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints and authorizes Wells Fargo to act on its behalf as the Agent hereunder and under the other Credit Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Agent, the Lenders and each Issuing Lender, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

The Agent shall also act as the collateral agent under the Credit Documents, and each of the Lenders (in its capacities as a Lender and Swingline Lender (if applicable)) and each Issuing Lender hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender and each Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Credit Party Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 10.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Section 10 and Section 11 (including Section 11.5(c), as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Credit Documents) as if set forth in full herein with respect thereto.

10.2	Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

10.3	Liability of Agent.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower, a Lender or the applicable Issuing Lender.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4	Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Lender, the Agent may presume that such condition is satisfactory to such Lender or the applicable Issuing Lender unless the Agent shall have received notice to the contrary from such Lender or the applicable Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5	Notice of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of

Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.6	Credit Decision; Disclosure of Information by Agent.

Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.7	Indemnification of Agent.

Whether or not the transactions contemplated hereby are consummated, to the extent that the Borrower for any reason fail to indefeasibly pay any amount required under Section 11.5 to be paid by it to an Agent-Related Person, the Lenders shall indemnify upon demand each Agent-Related Person (without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations hereunder and the resignation or replacement of the Agent.

10.8	Agent in its Individual Capacity.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

10.9	Successor Agent.

The Agent may at any time give notice of its resignation to the Lenders, each Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor acceptable to the Borrower, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and each Issuing Lender, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or any Issuing Lender under any of the Credit Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring (or retired) Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section and Section 11.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Wells Fargo as the Agent pursuant to this Section shall also constitute its resignation as Swingline Lender and as an Issuing Lender under this Credit Agreement. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

10.10	Agent May File Proofs of Claim.

In case of the pendency of any Bankruptcy Event or any other judicial proceeding relative to any Credit Party, the Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Credit Party Obligations arising under the Credit Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, each Issuing Lender and the Agent (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, each Issuing Lender and the Agent and their respective agents and counsel and all other amounts due the Lenders, each Issuing Lender and the Agent under Sections 3.5 and 11.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders and the applicable Issuing Lender, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.5 and 11.5.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or any Issuing Lender to authorize the Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.

10.11	Collateral and Guaranty Matters.

The Lenders and each Issuing Lender irrevocably authorize the Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Agent under any Credit Document (i) upon termination of the aggregate Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Asset Disposition permitted hereunder or under any other Credit Document or any Excluded Asset Disposition, or (iii) as approved in accordance with Section 11.6; and

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.11.

10.12	No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Agent, a Lender or an Issuing Lender hereunder.

SECTION 11

MISCELLANEOUS

11.1	Notices.

Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

(a) if to any Credit Party:

Lincare Holdings Inc.

19387 U.S. 19 North

Clearwater, FL 33764

Attn: Chief Financial Officer

Telephone: (727) 530-7700

Telecopy:  (727) 532-9692

with a copy to:

Lincare Holdings Inc.

19387 U.S. 19 North

Clearwater, FL 33764

Attn: Legal Department

Telephone: (727) 530-7700

Telecopy:  (727) 532-9692

(b) if to the Agent:

Wells Fargo Bank, National Association, as Agent

1525 W WT Harris Blvd

MAC D 1109-019

Charlotte, NC 28262

Attention: Syndication Agency Services

Telephone No: 704-590-2735

Email: agencyservices.requests@wellsfargo.com

(c) if to an Issuing Lender (for requests for the issuance of Letters of Credit, or amendments to Letters of Credit, etc.):

Wells Fargo Bank, National Association

301 South College Street, 5th Floor

Charlotte, NC 28288

Attention: Scott Santa Cruz

Telephone No:   (704) 383-1988

Email: scott.santacruz@wellsfargo.com

with copy to:

Wells Fargo Bank, National Association, as an Issuing Lender:

1525 W WT Harris Blvd

MAC D 1109-019

Charlotte, NC 28262

Attention: Syndication Agency Services

Telephone No: 704-590-2735

Email: agencyservices.requests@wellsfargo.com

Credit Agricole Corporate and Investment Bank, as an Issuing Lender

1301 Avenue of the Americas

New York, NY 10019

Attention: Dawn M. Evans, Loan Administrator

Telephone:         (732)590-7718

Telecopy:           (917) 849-5464

Email: Dawn.Evans@ca-cib.com

(d) if to the Swingline Lender:

Wells Fargo Bank, National Association

1525 W WT Harris Blvd

MAC D 1109-019

Charlotte, NC 28262

Attention: Syndication Agency Services

Telephone No: 704-590-2735

Email: agencyservices.requests@wellsfargo.com

(e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

11.2	Right of Set-Off; Adjustments.

Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, if any, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

11.3	Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Agent and each Lender except as otherwise permitted by Section 8.4 and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, each Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments assigned, and rights and obligations with respect thereto, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Committed Loans and Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender immediately prior to such assignment, shall deliver to the Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.6, 3.9, 3.11, 3.12 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the other Lenders and each Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (ix) of the Section 11.6(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.9 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as Issuing Lender or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, (i) if at any time an Issuing Lender assigns all of its Commitment and Loans pursuant to subsection (b) above such Issuing Lender, may, upon thirty days’ notice to the Borrower and the Lenders, resign as an Issuing Lender and/or (ii) if the Swingline Lender assigns all of its Commitments and Loans pursuant to subsection (b) above, such Swingline Lender may, upon thirty days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as an Issuing Lender or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Issuing Lender or the Swingline Lender, as the case may be. If an Issuing Lender resigns as such, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.2(d)). If Wells Fargo resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.3(b). Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable Issuing Lender to effectively assume the obligations of such applicable Issuing Lender, with respect to such Letters of Credit.

11.4	No Waiver; Remedies Cumulative.

No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5	Expenses; Indemnification.

(a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel

(including all reasonable fees, time charges and disbursements for attorneys who may be employees of the Agent) for the Agent with respect thereto with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any, in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

(b) Whether or not the transactions contemplated hereby are consummated, the Credit Parties agree to indemnify, save and hold harmless each Agent-Related Person, each Joint Lead Arranger, each Person that acted as an arranger in connection with the execution of this Credit Agreement on the Initial Closing Date, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Agent or any Lender), whether brought by a third party or any Credit Party, relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Credit Party Obligations and the resignation or removal of the Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any Loan or Letter of Credit, the relationship of any Credit Party, the Agent and the Lenders under this Credit Agreement or any other Credit Document, or any actual or alleged breach of any Environmental Law, whether brought by a third party or any Credit Party; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable attorney costs, including all fees, time charges and disbursements for attorneys who may be employees of the Agent) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment, or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the Credit Party Obligations.

(c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), such Issuing Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Commitments and Loans of all Lenders at such time) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or such Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or an Issuing Lender in connection with such capacity.

11.6	Amendments, Waivers and Consents.

Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower and acknowledged by the Agent, provided, however, that:

(a) without the consent of each Lender affected thereby, no such amendment, change or waiver shall:

(i) extend the final maturity of any Loan or the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive the principal payment of any Loan, or any portion thereof;

(ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees or costs hereunder;

(iii) reduce or waive the principal amount of any Loan (except for the waiver of a mandatory prepayment required by Section 3.3(b) hereof) or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

(iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

(v) release all or substantially all of the Pledged Collateral;

(vi) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents;

(vii) amend, modify or waive any provision of this Section 11.6 or Section 3.14;

(viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

(ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; or

(x) change Section 3.14 or Section 3.15(b) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(b) without the consent of the Agent, no provision of Section 10 may be amended;

(c) without the consent of each Issuing Lender, no provision of Section 2.2 may be amended;

(d) without the consent of the Swingline Lender, no provision of Section 2.3 may be amended;

provided, however, that notwithstanding anything to the contrary herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.7	Counterparts.

This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

11.8	Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9	Survival.

All indemnities set forth herein, including, without limitation, in Section 2.2(h), 3.6, 3.9, 3.11, 3.12, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes, if any, and the making of the Loans hereunder.

11.10	Governing Law; Submission to Jurisdiction; Venue.

(a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County or the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

(b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.11	Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.12	Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.13	Binding Effect; Termination.

(a) This Credit Agreement shall become effective at such time on or after the Initial Closing Date when it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

(b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

11.14	Conflict.

To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

11.15	Confidentiality.

Each of the Agent, the Lenders and each Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (excluding equity security departments and their members) and to any direct or indirect contractual counterparty (or such contractual counterparty’s professional advisor) under any Hedging Agreement relating to Loans outstanding under this Credit Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Credit Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Credit Party or any Subsidiary relating to the Credit Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by such Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agent, the Lenders and each Issuing Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.

11.16	No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Credit Parties each acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their respective Affiliates, on the one hand, and the Lenders, the Agent and the Joint Lead Arrangers, on the other hand, and each of the Credit Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Agent and the Joint Lead Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Lenders, the Agent or the Joint Lead Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether a Lender, the Agent or a Joint Lead Arranger has advised or is currently advising any of the Credit Parties or any of their respective Affiliates on other matters) and none of the Lenders, the Agent or any Joint Lead Arranger has any obligation to any of the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) each Lender, the Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and none of the Lenders, the Agent or any Joint Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Lenders, the Agent and the Joint Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Credit Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each Lender, the Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

11.17	USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

[Signature pages redacted]

Appendix B to First Amendment

Exhibits

Exhibit 2.1(b)(i)

FORM OF NOTICE OF BORROWING

Wells Fargo Bank, National Association

  as Agent for the Lenders

1525 W WT Harris Blvd

MAC D 1109-019

Charlotte, NC 28262

Attention: Syndication Agency Services

Email: agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned, LINCARE HOLDINGS INC. (the “Borrower”), refers to the Credit Agreement dated as of September 15, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Wells Fargo Bank National Association, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests a Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)	A borrowing of:

Revolving Committed Loan
Single-Draw Loan[1]

(B)	Date of borrowing (which is a Business Day)

(C)	Aggregate principal amount of borrowing

(D)	Interest rate basis	Eurodollar Loan
Base Rate Loan

(E)	Interest Period and the last day thereof (if applicable)

In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section are true and correct.

LINCARE HOLDINGS INC.

By:
Name:
Title:

[1]	Only available and applicable on the First Amendment Effective Date.

Exhibit 2.1(e)

FORM OF [REVOLVING][SINGLE-DRAW] NOTE

$	, 20

FOR VALUE RECEIVED, LINCARE HOLDINGS INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                     , its successors and assigns (the “Lender”), at the office of Wells Fargo Bank, National Association, as Agent, 1525 W WT Harris Blvd, MAC D 1109-019, Charlotte, North Carolina 28262 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of September 15, 2011 among the Borrower, the Guarantors, the Lenders and the Agent (as it may be as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Applicable Maturity Date, in Dollars and in immediately available funds, the principal amount of              DOLLARS ($        ) or, if less than such principal amount, the aggregate unpaid principal amount of [all Revolving Loans][the Single-Draw Loan] made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

Upon the occurrence and during the continuance of a default in the payment of any amount hereunder, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

LINCARE HOLDINGS INC.

By:
Name:
Title:

Exhibit 2.3

Form of Notice of Swingline Borrowing

Wells Fargo Bank, National Association

  as Swingline Lender and Agent for the Lenders

1525 W WT Harris Blvd

MAC D 1109-019

Charlotte, NC 28262

Attention: Syndication Agency Services

Email: agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned, LINCARE HOLDINGS INC. (the “Borrower”), refers to the Credit Agreement dated as of September 15, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Wells Fargo, National Association, as Swingline Lender, and Wells Fargo Bank, National Association Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.3 of the Credit Agreement that it requests a Swingline Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Swingline Loan advance is requested to be made:

(A)	Date of borrowing (which is a Business Day)

(B)	Aggregate principal amount of borrowing

In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section are true and correct.

LINCARE HOLDINGS INC.

By:
Name:
Title:

Exhibit 3.2

FORM OF NOTICE OF EXTENSION/CONVERSION

Wells Fargo Bank, National Association

  as Agent for the Lenders

1525 W WT Harris Blvd

MAC D 1109-019

Charlotte, NC 28262

Attention: Syndication Agency Services

Email: agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned, LINCARE HOLDINGS INC. (the “Borrower”), refers to the Credit Agreement dated as of September 15, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Wells Fargo Bank, National Association, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)	Class of Loan:
Revolving Committed Loan
Single-Draw Loan

(B)	Existing interest rate basis:
Eurodollar Loan
Base Rate Loan

(C)	Date of Extension or Conversion (which is the last day of the existing Interest Period)

(D)	Aggregate principal amount of extension or conversion

(E)	Extended or converted interest rate basis:
Eurodollar Loan
Base Rate Loan

(F)	Interest Period and the last day thereof (if applicable)

In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section are true and correct.

LINCARE HOLDINGS INC.

By:
Name:
Title:

Exhibit 3.3

FORM OF NOTICE OF PREPAYMENT

Wells Fargo Bank, National Association

  as Agent for the Lenders

1525 W WT Harris Blvd

MAC D 1109-019

Charlotte, NC 28262

Attention: Syndication Agency Services

Email: agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned, LINCARE HOLDINGS INC. (the “Borrower”), refers to the Credit Agreement dated as of September 15, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Wells Fargo Bank, National Association, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice it intends to make a prepayment [by allowing Agent to impound amounts due from our concentration account ending in [            ]]. The particulars regarding this transaction are outlined below:

(A)	Class of Loan
Revolving Committed Loan
Single-Draw Loan

(B)	Existing interest rate basis
Eurodollar Loan
Base Rate Loan

(C)	Date of principal prepayment

(D)	Aggregate principal amount of prepayment

LINCARE HOLDINGS INC.

By:
Name:
Title:

Exhibit 7.1(c)

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

For the fiscal quarter ended             , 20    .

I,                     , [Title] of LINCARE HOLDINGS INC. (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of September 15, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Wells Fargo Bank, National Association, as Agent:

a.	The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments; and

b.	Since [the date of the last similar certification, or, if none, the Initial Closing Date] no Default or Event of Default has occurred under the Credit Agreement.

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

[remainder of page intentionally left blank]

This      day of     , 20    .

LINCARE HOLDINGS INC.

By:
Name:
Title:

Attachment to Officer’s Certificate

Computation of Financial Covenants

Exhibit 7.12

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             , 20    , is by and between                     , a                      (the “Subsidiary”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of September 15, 2011, by and among Lincare Holdings Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Wells Fargo Bank, National Association, as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Credit Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a “Pledgor” thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to the Pledged Capital Stock (as such term is defined in Section 2 of the Pledge Agreement) listed on Schedule 1 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

3. The address of the Subsidiary for purposes of all notices and other communications is                     ,                                 , Attention of                      (Facsimile No.             ).

4. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

5. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

Schedule 1

TO FORM OF JOINDER AGREEMENT

[Pledged Capital Stock]

Exhibit 11.3(b)

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Lincare Holdings Inc.

4.	Agent:	Wells Fargo Bank, National Association, as the agent under the Credit Agreement

5.	Credit Agreement:	The $450,000,000 Credit Agreement dated as of September 15, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Wells Fargo Bank, National Association, as Agent and the other agents parties thereto.

[2]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[3]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

6.	Assigned Interest:

Facility Assigned[6]	Aggregate Amount of Commitment/Loans for all Lenders of Facility Assigned*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans of Facility Assigned[7]
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date: ][8]

Effective Date:              , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:
Name:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:
Name:

[6]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Committed Loan Commitment,” “Single-Draw Commitment,” etc.)

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[7]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all applicable Lenders thereunder.
[8]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to [and Accepted]:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent

By:
Title:
Name:

[WELLS FARGO BANK, NATIONAL ASSOCIATION

as an Issuing Lender and/or Swingline Lender

By:
Title:
Name:

CREDIT AGRICOLE CORPORATE AND INVSETMENT BANK

as an Issuing Lender

By:
Title:
Name:

[Consented to:

LINCARE HOLDINGS INC.,

a Delaware corporation

By:
Title:
Name:	]

Appendix C to First Amendment

Schedules

Schedule 1.1(a)

INVESTMENTS

None.

Schedule 1.1(b)

LIENS

Liens Securing Lease Plan - Vehicle Leases referred to in Schedule 8.1

Liens Pitney Bowes - Postage Meter Contracts referred to in Schedule 8.1

Schedule 2.1(a)

COMMITMENT PERCENTAGES

Lender	Revolving Commitment	Revolving Commitment Percentage	Single-Draw Commitment	Single-Draw Commitment Percentage
Wells Fargo Bank, National Association	$75,000,000	16.666666667%	$12,500,000	5.000000000%
Fifth Third Bank	$25,000,000	5.555555556%	$62,500,000	25.000000000%
TD Bank, N.A.	$75,000,000	16.666666667%	$12,500,000	5.000000000%
Credit Agricole Corporate and Investment Bank	$75,000,000	16.666666667%	$12,500,000	5.000000000%
RBS Citizens, National Association	$50,000,000	11.111111111%	$20,000,000	8.000000000%
U.S. Bank National Association	$50,000,000	11.111111111%	$10,000,000	4.000000000%
Bank of America, N.A.	$50,000,000	11.111111111%	N/A	N/A
PNC Bank, National Association	$25,000,000	5.555555555%	$20,000,000	8.000000000%
The Bank of New York Mellon	$25,000,000	5.555555555%	N/A	N/A
Sovereign Bank, N.A.	N/A	N/A	$25,000,000	10.000000000%
Mega International Commercial Bank Co,. Ltd. New York Branch	N/A	N/A	$15,000,000	6.000000000%
Bank of Taiwan, New York Branch	N/A	N/A	$10,000,000	4.000000000%
Barclays Bank PLC	N/A	N/A	$10,000,000	4.000000000%
Chang Hwa Commercial Bank, Ltd., New York Branch	N/A	N/A	$10,000,000	4.000000000%
E.Sun Commercial Bank, Ltd., Los Angeles Branch	N/A	N/A	$10,000,000	4.000000000%
First Commercial Bank New York Branch	N/A	N/A	$10,000,000	4.000000000%
Hua Nan Commercial Bank, Ltd., New York Agency	N/A	N/A	$10,000,000	4.000000000%
Total	$450,000,000	100.000000000%	$250,000,000	100.000000000%

Schedule 6.13

SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation / Organization	Total Number of Shares Authorized	Total Number of Shares Outstanding	Ownership by Consolidated Party	Outstanding Options, Warrants, Rights, Etc.
Acro Pharmaceutical Services LLC	Pennsylvania	N/A	N/A	Sole Member is Lincare Inc.	-0-
Alpha Respiratory Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Inc.	-0-
Caring Responders LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-
Community Pharmacy Services, LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-
Complete Infusion Services, LLC	Michigan	N/A	N/A	Sole Member is Lincare Inc.	-0-
ConvaCare Services, Inc.	Indiana	2,000,000 Common	1,280,500 Common	1,280,500 Common Lincare Holdings Inc.	Note 1
CPAP Supply USA, LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-
Gamma Acquisition Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Inc.	-0-
HCS Lancaster LLC	Delaware	1,250 Equity Units	1,250 Equity Units	1,250 Equity Units Health Care Solutions at Home Inc.	-0-
Health Care Solutions at Home Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Holdings Inc.	-0-
Healthlink Medical Equipment, L.L.C.	Michigan	400,000 Equity Units	400,000 Equity Units	400,000 Equity Units Health Care Solutions at Home Inc.	-0-
Home-Care Equipment Network Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Inc.	-0-
Lincare Equipment LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-
Lincare Inc.	Delaware	1,000 Common 1,000 Preferred	500 Common -0- Preferred	500 Common Lincare Holdings Inc.	-0-
Lincare Licensing Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Inc.	-0-
Lincare Leasing LLC	Delaware	N/A	N/A	Sole Member is Equipment LLC	-0-
Lincare of New York, Inc.	New York	100 Common	100 Common	100 Common Lincare Inc.	-0-
Lincare Online LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-

Subsidiary Name	Jurisdiction of Incorporation / Organization	Total Number of Shares Authorized	Total Number of Shares Outstanding	Ownership by Consolidated Party	Outstanding Options, Warrants, Rights, Etc.
Lincare Pharmacy Services Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Inc.	-0-
Lincare Procurement Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Holdings Inc.	-0-
Lincare Pulmonary Rehab Management, LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-
Lincare Pulmonary Rehab Services of Florida, P.L.	Florida	N/A	N/A	Sole Member is William J. Richards, M.D.	-0-
Lincare Pulmonary Rehab Services of Missouri, LLC	Missouri	N/A	N/A	Sole Member is Lincare Inc.	-0-
Lincare Pulmonary Rehab Services of Ohio, LLC	Ohio	N/A	N/A	Sole Member is Lincare Inc.	-0-
mdINR, LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-
Med 4 Home Inc.	Delaware	1,000 Common	1,000 Common	1,000 Common Lincare Inc.	-0-
Medimatics LLC	Delaware	N/A	N/A	Sole Member is Lincare Inc.	-0-
MMOC, LLC	Michigan	N/A	N/A	Sole Member is Lincare Inc.	-0-
MRB Acquisition Corp.	Florida	900,000 Common	900,000 Common	900,000 Common Lincare Inc.	-0-
OCT Pharmacy, LLC	Michigan	N/A	N/A	Sole Member is Lincare Inc.	-0-
Optigen, Inc.	Florida	1,000 Common	1,000 Common	1,000 Common Lincare Inc.
PulmoRehab LLC	Delaware	N/A	N/A	Sole Member is Lincare Holdings Inc.	-0-
Sleepcair, Inc.	Kansas	1,000 Common	1,000 Common	1,000 Common Lincare Inc.	-0-
Spectrum Medical Equipment, Inc.	Kansas	1,000 Common	950 Common	950 Common Sleepcair, Inc.	-0-
Valley Medical Corporation	Ohio	500 Common	500 Common	500 Common Lincare Inc.	-0-
W&F High Tech Systems, LLC	Michigan	N/A	N/A	Sole Member is Lincare Inc.	-0-

Note 1: Pre-emptive rights provided to shareholder(s) by Article V, Section 2(i) of the Articles of Incorporation. As the sole shareholder of ConvaCare Services, Inc., Borrower is the sole beneficiary of such rights.

Schedule 8.1

INDEBTEDNESS

Lease Plan – Vehicle Leases	$39,165,189
Pitney Bowes – Postage Meter Contracts	$1,800,000

Total	$40,965,189